                                       MORTGAGE
                                       --------

    THIS MORTGAGE, made and executed effective as of the 21st day of December, 1995, by MIAMI GARDENS ASSOCIATES, a New Jersey general partnership, whose address is c/o Bradley E. McNutt, Stiles Realty Co., 6400 North Andrews Avenue, Ft. Lauderdale, Florida 33309 (hereinafter referred to as "Mortgagor"), and delivered to LIFE INVESTORS INSURANCE COMPANY OF AMERICA, an Iowa corporation, whose address is c/o AEGON USA Realty Advisors, Inc., 4333 Edgewood Road, N.E., Cedar Rapids, Iowa 52499 (hereinafter referred to as "Mortgagee").


                                 W I T N E S S E T H
                                 - - - - - - - - - -

    WHEREAS, Mortgagor is justly indebted to Mortgagee in the principal sum of SIX MILLION EIGHT HUNDRED THOUSAND AND NO/100 ($6,800,000.00) advanced to or on behalf of Mortgagor this date by Mortgagee, together with interest thereon, as evidenced by that one certain "Promissory Note" dated of even effective date herewith in the original principal amount of SIX MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($6,800,000.00) (the "Note"), made by Mortgagor in favor of Mortgagee and providing for the balance of the indebtedness if not sooner paid to be due and payable on December 21, 2002 (the "Maturity Date");

    NOW, THEREFORE, in order to secure the Mortgagee for the repayment of the indebtedness evidenced by the Note, together with interest thereon and the performance of all covenants of Mortgagor herein contained, and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged by Mortgagor, Mortgagor does hereby mortgage, grant, bargain, sell, release, and convey to Mortgagee, its successors and assigns, the following described property (the "Land") located in the County of Dade, State of
Florida:

              LANDS DESCRIBED IN EXHIBIT "A" ATTACHED HERETO,
              MADE A PART HEREOF, AND INCORPORATED BY
              REFERENCE HEREIN

which has the address of 8515 - 8665 N.W. 186th Street, Miami, Florida, together with: (i) all buildings, structures, betterments, and other improvements of any nature now or hereafter situated in whole or in part upon the Land, regardless of whether physically affixed thereto or severed or capable of severance therefrom (the "Improvements"); (ii) the benefit of all easements and other rights of any nature whatsoever appurtenant to the Land or the Improvements, or both, including the benefit of all rights of way, streets, alleys, passages, railroad sidings, drainage rights, sewer rights, and rights of ingress and egress to the Land and all adjoining property, whether now existing or hereafter arising, together



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with the reversion or reversions and remainder or remainders, and specifically including the benefit of those declarations, easements, covenants, restrictions and agreements, if any, set forth on Exhibit "A" attached hereto (collectively, the "Easement Agreements"); (ii) all heating, plumbing, refrigeration, lighting, appliances, machinery, equipment, and fixtures now or hereafter attached thereto or used in connection therewith, and owned by Mortgagor (the "Fixtures"); (iv) the hereditaments, appurtenances, servitudes, rights, ways, privileges, prescriptions, advantages, and all other rights thereto belonging or in anywise now or hereafter incident or appertaining thereto; (v) all right, title and interest of Mortgagor in and to that certain right of first refusal from McDonald's Corporation in favor of Mortgagor, as further described in that certain Special Warranty Deed dated October 14, 1994, recorded in Official Record Book 16560, Page 1767, of the Public Records of Dade County, Florida;
(vi) all right, title, and interest of Mortgagor in and to that certain "Agreement for Water and Sanitary Sewage Facilities and for the Provision of Water and Sewage Disposal Services" recorded in Official Records Book 14285, Page 3012, as amended or affected by Instruments recorded in Official Records Book 14500, Page 2929, and Official Records Book 16459, Page 4993, all of the Public Records of Dade County, Florida (the "Utility Agreement"); and (vii) the reversion and reversions, the remainder and remainders, revenues, income, rents, issues, and profits of all of the foregoing (the Land and all of the foregoing property described in items (i) through (vii) above being collectively hereafter referred to as the "Mortgaged Premises").

    TO HAVE AND TO HOLD the Mortgaged Premises unto the Mortgagee, its successors and assigns, forever.

    1. This Mortgage is made to secure payment of a debt in the principal sum of SIX MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($6,800,000.00) with interest thereon, evidenced by the Note, the terms of which are incorporated herein by reference and made a part hereof, executed by Mortgagor, payable to the order of Mortgagee, being payable in monthly installments of principal and interest of FIFTY-TWO THOUSAND TWO HUNDRED THIRTEEN AND 51/100 DOLLARS ($52,213.51) each commencing on the first day of February, 1996, and continuing thereafter on the first day of each month until the principal and all accrued interest are fully paid, except that the final payment of principal and all accrued interest, if not sooner paid, shall be due and payable on the Maturity Date. The interest rate under the Note is Seven and Ninety-Four One Hundredths Percent (7.94%) per annum.

    2. The Note is also secured by a "Security Agreement" of even effective date herewith (the "Security Agreement") made by Mortgagor in favor of Mortgagee, and by an "Assignment of Leases, Rents and Contracts" (the "Assignment") made by Mortgagor in favor of Mortgagee of even effective date herewith. The Security Agreement, the Assignment, the Environmental Agreement (as hereinafter defined), and all other documents and instruments securing or evidencing the indebtedness secured hereby and the Note, including all renewals, replacements, substitutions, amendments, extensions, and consolidations thereof, hereinafter are sometimes collectively referred to as the "Other Loan Documents." The Mortgaged Premises and all of the other security described in the Other Loan Documents hereinafter are sometimes collectively referred to as the "Security".

    3. This Mortgage is made to further secure payment of all other amounts with interest thereon becoming due and payable to the holder of the Note under the terms of the Note, this Mortgage, or any of the Other Loan Documents, including, but not limited to, any extensions, renewals, or re-amortizations of said debt, any increases or additions thereto, any prepayment charges, any liquidated damages due under the Note, and all other loans or advances which Mortgagee has previously made or may hereafter make to Mortgagor and any and all other renewals or extensions of the same or any part thereof, to secure all costs, expenses, losses, and damages sustained or incurred by Mortgagee because of any Event of Default under (and as defined in) the Note, this Mortgage, or any of the Other Loan Documents, or in realizing upon, protecting, perfecting, defending, or enforcing, or any of them, the Note, this Mortgage or any of the Other Loan Documents, including attorneys' fees and costs prior to trial, at trial, on appeal, and in any bankruptcy, insolvency, or similar proceedings, and in collecting upon or enforcing any judgment, all of which Mortgagor hereby covenants and agrees to pay; to secure advances made to protect the Mortgaged Premises; to secure the payment and performance of all obligations, representations, warranties, indemnities and agreements arising under that certain "Environmental Indemnification Agreement" (the "Environmental Agreement") dated of even effective date herewith and given by Mortgagor in favor of Mortgagee; and to further secure the performance and discharge of each and every promise, obligation, covenant and agreement of the Mortgagor contained in the Note, this Mortgage, or any of the Other Loan Documents executed by Mortgagor pertaining to said debt or the security therefor.

    4. The Mortgagor hereby relinquishes and waives all rights under and by virtue of any applicable homestead laws, and covenants, represents, and warrants to Mortgagee that it is lawfully seized of the Mortgaged Premises in fee simple and that they are free from all encumbrances, except as expressly listed in Exhibit "B" attached hereto and incorporated by reference herein (the "Permitted Encumbrances"), and hereby covenants to warrant and defend the title of the Mortgaged Premises against the claims of all persons whomsoever, except for the Permitted Encumbrances.

                                      ARTICLE I

    Mortgagor further covenants with and represents and warrants to Mortgagee that:

    1. Mortgagor has good, full, complete, and indefeasible fee simple title to the Mortgaged Premises, free and clear of all liens and encumbrances, other than the Permitted Encumbrances.

    2. This Mortgage is and will remain a valid and enforceable first lien on the Mortgaged Premises, subject to the lien of real estate taxes for the year 1996 and subsequent years, which are not yet due and payable.

    3. All information and financial statements furnished or to be furnished to the Mortgagee by or on behalf of Mortgagor or its General Partners (as hereinafter defined) in connection herewith or the Note or any of the Other Loan Documents, or in connection with or pertaining to the Mortgaged Premises, are true and correct and are not misleading.

    4. The Note, the Mortgage, all of the Other Loan Documents, and all instruments and agreements executed in connection therewith or the transaction with which the Note is given, are valid and binding obligations of the parties thereto, enforceable in accordance with their terms.

    5. The use, occupancy, and operation of the Mortgaged Premises (including the height, size, and location of all Improvements thereon) is in compliance with all restrictive covenants and conditions applicable to the Mortgaged Premises, including without limitation, those set forth in any of the Easement Agreements. In addition to the Easement Agreements, certain restrictive covenants have been imposed on one or more of the outparcels abutting the Mortgaged Premises for the benefit of the Mortgaged Premises pursuant to the following instrument: that certain "Declaration of Restrictions" recorded in Official Records Book 14550, Page 2596, of the Public Records of Dade County, Florida (the "Outparcel Restrictions").

    6. The Mortgaged Premises has good and sufficient abutting access to N.W. 186th Street, which is a paved, dedicated public right-of-way that has been accepted for maintenance by a governmental authority having jurisdiction.

    7. Except for the Easement Agreements that benefit the Mortgaged Premises, the Mortgaged Premises is operated independently of any surrounding land and so

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roadway, driveway, utility line or facility, parking lot or area, or other improvement, facility or structure located on any private land serves the Mortgaged Premises.

    8. The Easement Agreements and the Outparcel Restrictions are valid and enforceable according to their respective terms and are in full force and effect.

    9. All of the development and construction obligations required to be performed by Mortgagor or the owner of all or any portion of the Mortgaged Premises under any of the Easement Agreements, any of the Key Leases, that certain "Declaration of Restrictive Covenants In Lieu of Unity of Title" recorded in Official Records Book 14890, Page 846, of the Public Records of Dade County, Florida, or any license, permit, or other approval issued by any governmental agency or authority or utility have been fully performed, completed, paid for, and accepted, and the Mortgaged Premises as now constructed, used, and occupied is in full compliance with all of the terms and conditions thereof.

    10. Neither the Mortgaged Premises nor any tenant or other occupant thereof, is in violation of any of the restrictions, covenants, terms, or conditions set forth in any of the Easement Agreements.

    11. Except for those certain lands subject to the easements created by the Easement Agreements, no property (including any improvements now or hereafter located thereon) adjacent or in proximity to the Mortgaged Premises owned by Mortgagor or any of its partners, or any of their respective officers, directors, or stockholders, or any entity in which any of them has an interest:
(i) has been planned, used, or developed along with the Mortgaged Premises pursuant to a unified plan of development; (ii) has been shown together with the Mortgaged Premises on a master plan submitted to any governmental agency or authority; (iii) now shares in any of the infrastructure serving the Mortgaged Premises; or (iv) has been advertised in common with the Mortgaged Premises.

    12. All of the obligations on the part of Mortgagor or the owner of the Mortgaged Premises (including, without limitation, the construction of all on-site and off-site water treatment and sewage collection and disposal lines and facilities and the payment of all connection fees and charges, administrative fees, and other charges, fees, and costs) arising under the Utility Agreement have been fully paid and performed, all dedications and work required to be performed thereunder have been unconditionally approved and accepted by Metropolitan Dade County, the average daily flow of water to the Mortgaged Premises does not presently (and is not currently anticipated to) exceed 11,472 gallons per day, Mortgagor has received no notice of any intent to impose additional connection fees or charges under the Utility Agreement, and there are no defaults or alleged defaults under the Utility Agreement.

    13. Mortgagor is a general partnership formed and in good standing under the laws of the State of New Jersey; is presently qualified to do business in the State of Florida and each of its general partners has an appointed registered agent in Florida; and has otherwise complied with all laws of the State of Florida relating to foreign general partnerships. The sole general partners of Mortgagor are:

         a. Garden Square Associates, L.P., a Delaware limited partnership ("Garden Square"), which is a limited partnership formed and in good standing under the laws of Delaware, and authorized to do business in the State of Florida as Garden Square Associates of Delaware, Ltd. The sole general partner of Garden Square is Englewood Gardens, Inc., a Florida corporation ("Englewood Gardens"), formed and in good standing under the laws of Florida.

         b. GSG Partners III, L.P., a Delaware limited partnership ("GSG Partners"), which is a limited partnership formed and in good standing under the laws of Delaware, and authorized to do business in the State of Florida as GSG Partners III, Ltd. The sole general partner of GSG Partners is GSG Investors III, Inc., a Delaware corporation ("GSG Investors"), which is a corporation formed and in good standing under the laws of Delaware, and authorized to do business in the State of Florida.

         c. BMC Garden Square Investment, Inc., a Florida corporation ("BMC Garden"), which is a corporation formed and in good standing under the laws of Florida.

Garden Square, GSG Partners and BMC Garden are sometimes collectively referred to as the "General Partners."

    14. The Key Leases (as hereinafter defined) and any applicable Key Tenant Guaranties (as such terms are defined herein) are each in full force and effect in accordance with their respective terms; (b) none of the Key Leases has been modified, amended, or terminated; (c) all construction required to be performed by Mortgagor or the landlord under each of the Key Leases has been fully completed and accepted and all tenant allowances due thereunder have been paid;
(d) there are no existing or alleged defaults or violations under any of the Key Leases and no Key Tenant (as such term hereinafter is defined) thereunder is entitled to any setoff or deduction against any of the rents or other sums due thereunder; (e) all brokerage commissions, if any, due or payable with respect to any of the Key Leases have been paid in full; (f) none of the exclusive use rights or restrictive covenants set forth in any of the Key Leases has been violated; (g) Mortgagor owns the fee simple title to all buildings and improvements constructed by the landlord or the tenant under each of the Key Leases, free and clear of all liens and encumbrances, except the Permitted Encumbrances; (h) the minimum number of parking spaces required to be provided under each of the Key Leases is now provided on the Land; (i) Mortgagor has not received notice that any of the Key Tenants intends to close its retail store operations on the Mortgaged Premises; and (j) there are no options to expand any Key Tenant's leased premises under any of the Key Leases.


                                      ARTICLE II

    The Mortgagor covenants and agrees with the Mortgagee as follows:

    1. That it will pay the indebtedness secured by this Mortgage at the times and in the manner provided in the Note, this Mortgage, and the Other Loan Documents.

    2. Prepayment of the Note, in whole or in part, is restricted, all as more particularly provided in the Note. The Note provides that any prepayment (whether voluntary or involuntary) of the Note, except for such prepayments made on or after September 21, 2002, shall be accompanied by a prepayment charge, as more particularly described in the Note, which is secured by the lien of this Mortgage.

         The Note provides that in the event that any monthly installment due thereunder or any part thereof is not received by Mortgagee within ten (10) days after the same shall be due, Mortgagor shall pay a late charge of five percent (5%) of the portion of such installment that remains unpaid.

    3.   a.   That in order to more fully protect the security of this
Mortgage, Mortgagor, together with, and in addition to, the monthly installments of principal and interest payable under the terms of the Note secured hereby, commencing on February 1, 1996, and continuing on the first day of each month thereafter until the said Note is fully paid, will pay to the Mortgagee (or such affiliate or agent of Mortgagee as Mortgagee may designate) a sum equal to the Monthly Escrow Payment (as hereinafter defined). All such sums (the "Deposited Funds") shall be held by Mortgagee (or such affiliate or agent of Mortgagee as Mortgagee may designate), without interest, in accordance with the terms herein set forth to pay Taxes (as hereinafter defined) on the next occurring Tax Discount Date (as hereinafter defined), to pay Insurance Premiums (as hereinafter defined) on the date that the same next become due, and to establish the Escrow Reserve (as hereinafter defined). The Deposited Funds may be commingled with the funds of Mortgagee (or such agent or affiliate of Mortgagee as Mortgagee may designate) and no interest shall accrue or be payable thereon in favor of Mortgagor. Provided that no Event of Default (as hereinafter defined) then exists and that the Deposited Funds (less the amount of the Escrow Reserve Funds required to be retained, as hereinafter defined and provided) then held by Mortgagee (or any such affiliate or agent designated by Mortgagee) are sufficient to pay the Taxes and Insurance Premiums, Mortgagee shall pay the Taxes and the Insurance Premiums at the times aforesaid.

         b. As utilized herein: (i) the term "Taxes" shall mean all ad valorem taxes and assessments due on the Mortgaged Premises covered by this Mortgage and all Fixtures and Tangible Property (the term "Tangible Property," as utilized in this Mortgage, having the same meaning ascribed to it in the Security Agreement) located thereon or used in connection therewith; (ii) the term "Insurance Premiums" shall mean all premiums or other charges due and payable on policies of insurance required to be maintained by Mortgagor under Article II, Paragraph 7, of this Mortgage or elsewhere in this Mortgage or any of the Other Loan Documents; and (iii) the term "Tax Discount Date" shall mean the last date when Taxes may be paid at the maximum available discount rate for early payment as provided by applicable law.

         c. As utilized herein: (i) the term "Monthly Tax Payment" shall mean an amount equal to one-twelfth (1/12th) of one hundred five percent (105%) of the amount that was required to pay Taxes on the last occurring Tax Discount Date (as such base amount is adjusted by Mortgagee, in its sole but reasonable determination, to take into account known or anticipated changes that will affect the amount of Taxes due on the next occurring Tax Discount Date, including, without limitation, changes in tax rates, special assessments, and adjustments in assessed values); (ii) the term "Monthly Insurance Premium Payment" shall mean an amount equal to one-twelfth (1/12th) of one hundred five percent (105%) of the amount that was required to pay Insurance Premiums on the date when such Insurance Premiums were last due (as such base amount is adjusted by Mortgagee, in its sole but reasonable determination, to take into account known or anticipated changes that will affect the amount of Insurance Premiums next due, including, without limitation, changes in replacement values and premium rates); (iii) the term "Monthly Reserve Payment" shall mean an amount equal to one-twelfth (1/12th) of (A) twice the sum of the then required Monthly Tax Payment and the then required Monthly Insurance Premium Payment less (B) the balance of the Escrow Reserve Funds (as hereinafter defined) at the time of Mortgagee's last periodic analysis thereof; and (iv) the term "Monthly Escrow Payment" shall mean the sum of the Monthly Tax Payment, Monthly Insurance Payment, and Monthly Reserve Payment then required by Mortgagee.

         d. In addition to the Monthly Escrow Payments, contemporaneously with the execution and delivery of this Mortgage, Mortgagor will pay to Mortgagee (or such affiliate or agent of Mortgagee as Mortgagee may designate) a sum equal to the aggregate of (i) the Monthly Tax Payments that would have been due (had this Mortgage then been in effect) commencing on the most recently occurring December 1 prior to the effective date of this Mortgage and on the first day of each successive calendar month thereafter until and including the first day of the calendar month immediately following the effective date of this Mortgage, and (ii) the Monthly Insurance Premium Payments that would have been due (had this Mortgage then been in effect) commencing on the first day of the first calendar month after the month in which the Insurance Premiums were last due and on the first day of each successive calendar month thereafter until and including the first day of the calendar month immediately following the effective date of this Mortgage. All such sums shall constitute a part of, and shall be held and disbursed in the same manner as, the Deposited Funds.

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         e.   Mortgagor acknowledges and agrees that from and after the twelfth
(12th) Monthly Escrow Payment by Mortgagor (excluding the payments described in the preceding Subparagraph d.), the Deposited Funds shall at all times include a reserve (the "Escrow Reserve") equal to twice the aggregate amount of the Monthly Tax Payments and the Monthly Insurance Premium Payments then being required by Mortgagee under this Paragraph 3 (the "Escrow Reserve Funds"). If, at the time of Mortgagee's periodic analysis of the payments required to be made by Mortgagor pursuant to this Paragraph 3, Mortgagee determines that the Escrow Reserve Funds exceed the amount required by the preceding sentence, such excess shall, at Mortgagee's option and provided that no Event of Default is then existing, either be refunded to Mortgagor or credited, pro rata, against the Monthly Escrow Payments due prior to the next such periodic analysis.

         f. The Monthly Escrow Payment required to be paid each month as aforesaid and all payments to be made under the Note secured hereby shall be added together and the aggregate amount thereof shall be paid by the Mortgagor each month in a single payment to be applied by the Mortgagee to the following items in such order as Mortgagee, in its sole and absolute discretion, shall determine:

              i.   The Monthly Escrow Payment;

              ii.  Interest on the Note secured hereby;

              iii. Amortization of the principal of the Note; or

              iv. Any other sum due from Mortgagor to Mortgagee under the Note, this Mortgage or any of the Other Loan Documents.

Any deficiency in the amount of such aggregate monthly payment shall be payable on demand.

    4. If the total of the Deposited Funds (less the Escrow Reserve Funds being retained) held by Mortgagee (or any such agent or affiliate designated by Mortgagee) under Paragraph 3, immediately preceding, shall not be sufficient to pay such Taxes and Insurance Premiums, as the case may be, in full at the times aforesaid, then the Mortgagor, within five (5) business days after delivery of written notice of such insufficiency from Mortgagee, shall pay to the Mortgagee any amount necessary to make up the deficiency on or before the date the payment of such Taxes and Insurance Premiums shall be payable as hereinabove provided. If at any time the Mortgagor shall tender to the Mortgagee in accordance with the provisions of the Note secured hereby a full payment of the entire indebtedness represented thereby (including any applicable prepayment charge or liquidated damages), Mortgagee shall, in computing the amount of such indebtedness, credit to the account of the Mortgagor all Deposited Funds under Paragraph 3 immediately preceding which the Mortgagee has not become obligated to pay. If there shall occur an Event of Default under any of the provisions of this Mortgage resulting in a public sale of the Mortgaged Premises covered hereby, or if the Mortgagee acquires the Mortgaged Premises otherwise after the occurrence of an Event of Default, it shall apply the balance of the Deposited Funds accumulated under Paragraph 3 immediately preceding as a credit against the amount of indebtedness of the then remaining unpaid balance under said Note (including any applicable prepayment charge or liquidated damages) and any other sums due under this Mortgage and/or any of the Other Loan Documents.

    5. That Mortgagor shall pay the Taxes on the Mortgaged Premises and deliver receipts therefor annually on or before the tenth (10th) day prior to the Tax Discount Date (except to the extent that provision has been made herein and is in effect, for the payment of the Taxes by escrow funds deposited with Mortgagee). Mortgagor will pay all other taxes and ground rents, water, sewer, utility, and other rents, rates, and charges, other governmental or municipal charges, or other lawful charges levied or assessed against all or any portion of the Mortgaged Premises, and if requested by Mortgagee will promptly deliver the official receipts showing payment therefor to the Mortgagee not later than ten (10) days prior to the date that the same become due. If Mortgagor defaults in the payment of any of the foregoing, the Mortgagee may pay the same, and any amount so paid, with any penalty or interest thereon, shall be immediately due and payable, shall be an indebtedness secured by this Mortgage and the Other Loan Documents, shall bear interest at the "Default Rate" specified in the Note until paid, and shall be of equal priority with the lien of this Mortgage.

    6. That nothing shall be done on or in connection with the Mortgaged Premises which may impair the Mortgagee's security hereunder; that Mortgagor will commit, permit, or suffer no waste, impairment, or deterioration of the Mortgaged Premises nor any part thereof; the Mortgaged Premises shall be continuously maintained in good, clean, and sightly order, repair, and condition by the Mortgagor, at its expense; and Mortgagor will not, without Mortgagee's prior written consent, make any material change in the use of any portion of the Mortgaged Premises, or institute or join or acquiesce in, any action to change the existing zoning or land use classification of all or part of the Mortgaged Premises.

    7.   a.   That Mortgagor will provide and continuously maintain in full force and effect insurance providing the following coverages and meeting or exceeding the following requirements:

              i. All risk/open perils special form property insurance with limits of one hundred percent (100%) of the replacement cost of the Improvements, Fixtures, and Tangible Property and with no co-insurance provisions. If the insurer requires co-insurance provisions then the insurer must provide an agreed amount endorsement satisfactory to Mortgagee. Blanket policies must include limits by property location.

              ii. Broad form boiler and machinery coverage, including a form of business income, if any such item is located on or about the Mortgaged Premises at any time.

              iii. To the maximum extent available, flood insurance if the Mortgaged Premises is located, in whole or in part, in a special flood hazard area, according to the most current flood insurance rate map issued by the Federal Emergency Management Agency. The coverage shall include any tangible personal property and fixtures owned by Mortgagor that are located on or used in connection with the Mortgaged Premises.

              iv. A form of business income coverage in the amount of eighty percent (80%) of one (1) year's business income from the Mortgaged Premises. Blanket policies must include limits by property location.

              v. Comprehensive/general liability coverage on the Mortgaged Premises with a One Million and No/100 Dollars ($1,000,000.00) combined single limit per occurrence with a minimum aggregate limit of Two Million and No/100 Dollars ($2,000,000.00). Umbrella/excess liability insurance may be used to satisfy this requirement.

              vi. Liquor liability coverage if applicable law imposes (or may impose) liability on those selling, serving, or giving alcoholic beverages to others and if such beverages will be sold, served, or given on any part of the Mortgaged Premises.

              vii. Workers' compensation insurance to meet the requirements of applicable law.

              viii. All such additional coverages as may be appropriate to the type of the Mortgaged Premises or the site location. Additional coverages may include

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earthquake, mine subsidence, sinkhole, personal property, supplemental liability, or coverages of other property-specific risks.

              ix. All such coverages as may be required under any of the Leases or Easement Agreements.

         b. All such coverage and insurance shall be in such form and substance as Mortgagee may require and must be approved prior to the closing of the loan contemplated hereby and prior to each policy's annual renewal. The maximum deductible on all coverages and policies shall be $25,000.00. All required insurance shall be in effect as of the date of execution of this Mortgage with Insurance Premiums paid one (1) year in advance or with funds escrowed at closing to provide reserves for the number of months less than twelve (12) for which said Insurance Premiums are not then paid, and shall be maintained throughout the term of this Mortgage.

         c. Mortgagor will pay promptly not later than thirty (30) days prior to the date when the same become due the Insurance Premiums for all required insurance, except to the extent that provision for payment thereof has been made hereinabove, and is in effect, by escrow funds deposited with Mortgagee. Mortgagor shall deliver to Mortgagee evidence that all Insurance Premiums have been paid not later than thirty (30) days prior to the date the same become due.


         d. All insurance provided for herein shall be effected under valid and enforceable policies, in form and substance then standard in the State of Florida and satisfactory to the Mortgagee, issued by insurers of recognized responsibility approved by the Mortgagee and possessing a rating of A, Class XII, or better according to Best's Rating Service, as shown in its latest available issue. The adequacy of the insurer will be determined on its own financial merit without consideration of the financial condition of its parent company or any reinsurer.

         e. Upon the execution of this Mortgage, and thereafter upon each renewal of each policy furnished hereunder, an original (or a certified copy of each entire policy) shall be delivered to the Mortgagee. If the policy is not available, a binder will be acceptable for a period not to exceed ninety
(90) days. All binders, certificates of insurance, and original or certified copies of policies shall name Mortgagor as a named insured or as an additional insured; include a complete and accurate property address; and shall bear the original signature of the issuing insurance agent. The all risk/open perils special form property insurance, flood insurance, loss of business income coverage, and all other property policies or coverages shall name Mortgagee as "first mortgagee" under a standard mortgage clause. Mortgagee shall be named as an "additional insured" on all liability coverages and policies. All such policies and coverages shall contain an agreement by the insurer that the insurer will give a minimum of thirty (30) days' prior written notice to Mortgagee before any cancellation, termination, modification, amendment, or non-renewal thereof. Any vacancy, change of title, tenant occupancy or use, physical damage, additional improvements, or other factors affecting any insurance contract must be reported to Mortgagee immediately.

         f. In the event of loss, Mortgagor will give immediate notice by mail to the Mortgagee, who may make proof of loss if not made promptly by the Mortgagor, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to the Mortgagee instead of the Mortgagee and Mortgagor, jointly. All such insurance proceeds (the "Insurance Proceeds") are hereby assigned to Mortgagee, who may, in its sole and absolute discretion, apply the Insurance Proceeds, or any part thereof, either to the reduction of such portion of the indebtedness hereby secured as Mortgagee shall desire or to the restoration or repair of the property damage. Mortgagor agrees to execute such further assignments of the Insurance Proceeds as Mortgagee may require. Neither the availability of any such Insurance Proceeds, nor their receipt or application by Mortgagee, will operate as a waiver of any Event of Default under this Mortgage, unless Mortgagee elects otherwise in writing. In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Premises and full or partial extinguishment of the indebtedness secured hereby, all right, title, and interest of the Mortgagor in and to all insurance policies then in force shall pass to the purchaser or grantee at the foreclosure sale. Upon the occurrence of any Event of Default under this Mortgage, all right, title, and interest of Mortgagor in and to all such insurance policies then in force, including any and all unearned Insurance Premiums with respect to the Mortgaged Premises and existing claims with respect to the Mortgaged Premises, will pass to Mortgagee which, at its option and as attorney-in-fact for Mortgagor, may then make, settle, and give binding acquittances for claims under all such policies, and may assign and transfer such policies, or cancel or surrender them, applying any unearned premiums in such manner as Mortgagee may elect. The foregoing appointment of Mortgagee as attorney-in-fact for Mortgagor is coupled with an interest and is irrevocable. Notwithstanding the occurrence of any casualty, or the availability of any insurance proceeds, Mortgagor will pay any remaining indebtedness secured hereby in the manner required by the Note, this Mortgage, and the Other Loan Documents.

    8. The clause used to refer to Mortgagee in all policies of insurance and insurance coverages provided for herein, and any other policies relating to the Mortgaged Premises procured by the Mortgagor, shall read verbatim as follows: "Life Investors Insurance Company of America, an Iowa corporation, and its successors, assigns, and affiliates; as their interest may appear; c/o AEGON USA Realty Advisors, Inc.; Mortgage Loan Department; 4333 Edgewood Road, N.E., Cedar Rapids, Iowa 52499."

    9.   a.   Mortgagor shall not construct, erect, or install any buildings or other material improvements or structures on the Mortgaged Premises without the prior written consent of Mortgagee, which consent may be withheld or denied in Mortgagee's sole and absolute discretion. Mortgagor shall complete in a good and workmanlike manner any building or other improvements which may be permitted to be constructed on the Mortgaged Premises and pay when due all claims for labor performed and materials furnished therefor. All improvements so constructed shall be insured in the manner provided in Article II, Paragraphs 7 and 8, of this Mortgage.

         b. Mortgagor shall comply, and shall cause its tenants to comply with, all laws, rules, regulations, covenants, conditions, restrictions, agreements, and legal requirements pertaining to the Mortgaged Premises or the use, occupancy, operation, improvement, repair, or maintenance thereof, including, without limitation, the Easement Agreements. Mortgagor shall not commit or permit any waste thereon, nor commit, suffer, or permit any act to be done in or upon Mortgaged Premises in violation of any law, ordinance, regulation, or other legal requirement.

         c. Mortgagor will keep and maintain or cause to be kept and maintained the Mortgaged Premises in good order, condition, and repair, including the acquisition, installation, operation, and maintenance of all necessary replacements, renewals, and reconstruction.

         d. None of the Improvements or Fixtures shall be removed, demolished, or materially changed, renovated, remodeled, or altered without the prior written consent of Mortgagee, which consent may be withheld or denied in Mortgagee's sole and absolute discretion. Mortgagor will promptly and in a good and workmanlike manner repair and restore any Improvements or Fixtures which may be damaged or destroyed.

         e. Mortgagor will cause to be provided and maintained all sanitary sewer, water, electrical, telephone, cable television, storm sewer, and other services and utilities necessary or desirable for the operation of the Mortgaged Premises as a retail shopping center.

         f. Mortgagor shall cause the Improvements to be treated for pests (including, but not limited to, termites and other wood destroying organisms) periodically, with such frequency as may be consistent with good retail shopping center management practice, and so as to prevent any damage from termites or other wood destroying organisms from occurring to the Improvements.

    10. That in case the Mortgagor (a) fails to pay the Taxes on any of the Mortgaged Premises on or before the tenth (10th) day prior to the Tax Discount Date with respect thereto, or (b) fails to pay any other taxes, Insurance Premiums, assessments, water, other governmental or municipal charges, or other lawful charges, as herein provided, on or before the thirtieth (30th) day prior to the date the same become due, or (c) fails to keep the Mortgaged Premises free from construction or other liens or claims (subject, however, to Mortgagor's right to satisfy, bond, or otherwise discharge within the applicable grace period provided by Article III, Subparagraph 4.b. hereof, any such construction or other liens or claims that are filed against the Mortgaged Premises without the consent of Mortgagor), or (d) fails to keep the Mortgaged Premises in the state of repair required hereby, subject to the provisions of Article III, Subparagraph 4.b. hereof, or (e) fails to comply with any other term, provision or covenant contained in this Mortgage or any of the Other Loan Documents (subject to the provisions of Article III, Paragraph 4, hereof except in the event of an emergency), then Mortgagee may, without notice or demand, pay or perform the same, and in case of any failure on the part of the Mortgagor to comply with the covenants hereof, the Mortgagee may effect such repairs and expend such sums as it may deem necessary to protect the Mortgaged Premises or any part thereof and/or to remedy any delinquency or other condition arising from Mortgagor's default, all at the expense of the Mortgagor. The Mortgagor covenants and agrees to repay upon demand such sums so paid and all expenses so incurred by the Mortgagee, with interest thereon from the date any such expense was incurred, at the "Default Rate" specified in the Note until repaid, and the same shall be secured by this Mortgage and the Other Loan Documents, and shall constitute a lien and security interest of equal dignity with the lien and security interest of this Mortgage and the Other Loan Documents. If Mortgagor fails to promptly make any such repayment, the whole amount hereby secured shall, if the Mortgagee so elects, become due and payable forthwith, anything herein contained to the contrary notwithstanding.

         Mortgagee shall not be bound to inquire into the validity of any apparent or any written tax, assessment, adverse title, lien, encumbrance, claim, or charge for making an advance for the purpose of preventing, removing, or paying the same. Mortgagee shall be subrogated to all rights, equities, and means discharged by any such expenditures.

    11. Mortgagor promises and agrees that if, during the existence of this Mortgage there is commenced or pending any suit, action, arbitration, or other proceeding affecting the Mortgaged Premises, or any part thereof, it will appear in and defend any such matter and will pay all costs and damages arising because of such proceedings. Further, Mortgagor will immediately upon service thereof deliver to Mortgagee two (2) copies of each notice, petition, summons, complaint, notice of motion, order to show cause, and all other processes, pleadings and papers, however designated, served in such action or proceeding. Any appearance of the Mortgagee in any of the above stated actions shall be at the Mortgagee's option, and shall be at the sole cost and expense of Mortgagor.

    12.  a.   Should the Mortgaged Premises or any part thereof be taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner, Mortgagee shall be entitled to receive all compensation, awards, damages, rights of action, proceeds and other payments or relief therefor, including, without limitation, severance damages, business damages, damages arising from the change of grade of any street or the access thereto, the taking of air rights, and damages caused by pollutants and other emissions (collectively, the "Condemnation Proceeds") (but excluding moving expenses, business damages, and damages for the loss of leasehold fixtures which are separately awarded to any tenants of the Mortgaged Premises), and shall be entitled, at its option, to commence, appear in, and prosecute in its own name, any action or proceedings, and to make any compromise or settlement in connection with such taking or damage.

         b. All Condemnation Proceeds and Insurance Proceeds (collectively the "Proceeds") are hereby assigned to Mortgagee, who may after deducting therefrom all its expenses, including attorneys' and legal assistants' fees and costs, release any monies so received by it or apply the same on such portion of the indebtedness secured hereby as Mortgagee may desire. Mortgagor agrees to execute such further assignments of the Proceeds as Mortgagee may require. Notwithstanding any casualty loss or taking, or other injury or decrease in value, or the availability of any Proceeds for any of the foregoing, Mortgagor shall continue to pay any remaining indebtedness secured hereby in the manner required by the Note, this Mortgage, and the Other Loan Documents. Mortgagee's rights under this Subparagraph b. will survive the foreclosure or other enforcement of this Mortgage. Mortgagee will have the right to receive and retain all Proceeds to the extent of any deficiency which exists upon such foreclosure or other enforcement, together with legal interest thereon, and to the extent of the reasonable counsel and legal assistants' fees, costs, and disbursements incurred by Mortgagee in connection with the collection of such Proceeds. Such rights shall exist whether or not a deficiency judgment shall have been sought or recovered or denied upon the Note. The remaining balance of such Proceeds, if any, will inure to the benefit of the party entitled thereto by applicable law.

    13. The waiver by Mortgagee of any default or of any of the provisions, covenants, and conditions hereof on the part of Mortgagor to be kept and performed shall not be a waiver of any preceding or subsequent breach of the same or any other provisions, covenants, or conditions contained herein. The subsequent acceptance of any sum and payment of any indebtedness secured hereby or any other payment hereunder by Mortgagor to Mortgagee shall not be construed to be a waiver of any preceding breach by Mortgagor other than the failure of Mortgagor to pay the particular sum or portion thereof so accepted, regardless of Mortgagee's knowledge of such preceding breach at the time of acceptance of such payment.

    14. Mortgagor will not permit or suffer the filing of any mechanic's lien, materialman's lien, construction lien, or other lien or encumbrance against the Mortgaged Premises or any part thereof, or any of the revenues, rents, issues, income, and profits arising therefrom (subject, however, to Mortgagor's right to satisfy, bond, or otherwise discharge within the applicable grace period provided by Article III, Subparagraph 4.b., hereof any such mechanic's lien, materialman's lien, construction lien, or other lien or encumbrance that is filed against the Mortgaged Premises without the consent of Mortgagor).

    15. Mortgagor hereby assigns to Mortgagee its lessor's interest in any and all leases of the Mortgaged Premises or any portion thereof now or hereafter entered into by Mortgagor or any other party (collectively, the "Leases"), together with all rents, issues, incomes, and profits arising therefrom or in connection with the Mortgaged Premises or any portion thereof, and all benefits and advantages to be derived from said leases, together with all rights against guarantors, if any. Mortgagor hereby empowers Mortgagee, its agents and attorneys, to collect, settle, sue for, compromise and give acquittance for all such rents, issues, incomes, and profits. It is the intention of the parties that this instrument shall be a present assignment; however, unless and until an Event of Default shall occur under this Mortgage, the Note, or any of the Other Loan Documents, Mortgagee shall not exercise its rights under the preceding sentence and Mortgagor shall have the right to collect all of the above mentioned rents, issues, incomes and profits as they accrue and to exercise (subject to the terms and conditions of this Mortgage and the Other Loan Documents) all of the rights inuring to Mortgagor with respect thereto. The foregoing rights of Mortgagor constitute a revocable license in favor of Mortgagor revocable by Mortgagee in accordance with the terms of this Mortgage and the Other Loan Documents upon the occurrence of such an Event of Default. Upon the occurrence of any Event of Default under this Mortgage, the Note, or any of the Other Loan Documents, Mortgagee, in person, by agent, or by judicially appointed receiver, shall be entitled to collect all of the above-mentioned rents, issues, incomes, and profits, without taking possession of the Mortgaged Premises or after entering upon and taking possession of the Mortgaged Premises, and to apply the same in its sole and absolute discretion. All rents, issues, incomes, and profits collected by Mortgagee or the receiver shall be applied first to the payment of the cost of the management of the Mortgaged Premises and the collection of rents, including, but not limited to, the receiver's fees, and then to the sums secured by this Mortgage. Mortgagee and the receiver shall be liable to account only for those rents, issues, incomes, and profits actually received. In addition, upon the occurrence of any such Event of Default Mortgagor shall remit to Mortgagee or any such receiver all tenant security deposits and prepaid rents or other charges collected under any Leases of the Mortgaged Premises. At any time and from time to time, at the request of Mortgagee, Mortgagor shall execute, acknowledge, and deliver all such instruments as Mortgagee may deem necessary or desirable to further assure and confirm the assignment of the Leases, rents, issues, incomes, and profits. Neither this Mortgage nor the Assignment (nor any of their respective provisions), nor Mortgagee's enforcement of their respective provisions (including the receipt of the rents, incomes, issues and profits thereby assigned), will operate to subordinate the lien and security interest of this Mortgage or any of the Other Loan Documents to any of the rights of any lessee under any Lease of any portion of the Mortgaged Premises thereby assigned or to subject Mortgagee to any liability to any such lessee for the performance of any obligation of the lessor under any such Lease, unless and until Mortgagee agrees to such subordination or assumes such liability by an appropriate written instrument; and all right, title, and interest of each such lessee in and to the Mortgaged Premises, whether arising by virtue of any such lease or otherwise, at all times will be and remain subject, subordinate, and inferior to the lien and security interest of this Mortgage and the Other Loan Documents and all rights, remedies, powers and privileges of Mortgagee arising under, or by virtue of, this Mortgage or any of the Other Loan Documents, or any combination.

    16. Mortgagor, at its expense, shall provide to Mortgagee from time to time all such financial statements and other information as Mortgagee may reasonably request concerning Mortgagor, any of Mortgagor's general partners, stockholders, or other principals, or any guarantor or indemnitor of all of the obligations secured by this Mortgage or the operation of the Mortgaged Premises. Without limitation of the generality of the foregoing, Mortgagor, at its expense, shall furnish Mortgagee within one hundred twenty (120) days after the end of each fiscal year of Mortgagor, copies of Mortgagor's balance sheet and earning statements certified by Mortgagor, together with a complete and accurate operating statement on the Mortgaged Premises for such fiscal year certified by Mortgagor (including, without limitation, a complete rent roll listing tenants, unit numbers, square feet occupied and leased, rents, delinquencies, vacancies, other income received, and expenses). Mortgagee does not initially require that such statements be certified by an independent certified public accountant as having been prepared in accordance with generally accepted accounting principles, consistently applied. However, Mortgagee, in its reasonable discretion, shall have the right to require such certification, at Mortgagor's expense, at any time in the future. Any such future requirement will be deemed reasonable if an Event of Default shall have occurred or if Mortgagee believes that any financial information previously provided may have been misleading or inaccurate. All required statements shall be in such detail as Mortgagee requests and shall segregate income and expenses attributable to the Mortgaged Premises. Failure to furnish such statements or the occurrence of any Event of Default under the Note, this Mortgage, or any of the Other Loan Documents shall also entitle Mortgagee to cause Mortgagor's books and records pertaining to the Mortgaged Premises to be audited at the expense of Mortgagor. In such an event Mortgagor and Mortgagor's successors and assigns agree to cooperate with and assist Mortgagee and such auditors.

    17. Mortgagor shall keep and maintain complete, accurate, and customary records and books of accounts with respect to all of Mortgagor's business transactions pertaining to the Mortgaged Premises and shall retain the same intact throughout the term hereof. Mortgagee shall be entitled at all reasonable times to inspect, to make notations from, and to photocopy or microfilm all such records and books of account.

    18. Mortgagor agrees at any time and from time to time during the term hereof and within twenty (20) days after demand therefor from Mortgagee, to execute and deliver to Mortgagee, or any party designated by Mortgagee, a certificate in recordable form certifying the amount then due pursuant to this Mortgage and the obligations secured hereby, the terms of payment thereof, the dates to which payment have been made, that this Mortgage and all instruments and obligations secured hereby are in full force and effect, and that there are no defenses or offsets thereto, or specifying in what regards this Mortgage or such obligations are not in full force and effect and the nature of any defense or offsets thereto, together with such other information as Mortgagee may request.

    19. Mortgagor shall execute, acknowledge, and deliver to Mortgagee any and all mortgages, deeds of trust, assignments, transfers, assurances, and other instruments and documents as Mortgagee from time to time requires for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights herein conveyed or assigned or intended now or hereafter so to be. Without limitation of the foregoing, Mortgagor will defend, indemnify and hold Mortgagee harmless with respect to any suit or proceeding in which the validity, enforceability, or priority of the lien or security interest, or both, created by this Mortgage or any of the Other Loan Documents, or both, is endangered or attacked, directly or indirectly. If Mortgagor fails to undertake the defense of any such claim in a timely manner or, in the Mortgagee's sole determination, fails to prosecute such defense with due diligence and by appropriate proceedings, then Mortgagee is authorized to take, at the expense of Mortgagor, all necessary and proper action and defense of any such claim, including the retention of legal counsel, the prosecution or defense of litigation, and the compromise or discharge of claims, including the payment of all costs and reasonable attorneys' and legal assistants' fees and costs. All costs, expenses, and losses, if any, so incurred by Mortgagee, including reasonable attorneys' fees, regardless of whether suit is brought, and for all administrative, trial, and appellate proceedings, if any, will constitute advances by Mortgagee as provided in Article II, Paragraph 10, hereof, and will be secured by and of equal priority with the lien and security interest of this Mortgage and the Other Loan Documents.

    20. Mortgagee may make or cause to be made from time to time reasonable entries for inspection of the Mortgaged Premises or for any other lawful purpose.

    21. Without the necessity of any further acts of Mortgagor or Mortgagee, the lien of this Mortgage automatically will extend to and include: (i) any and all renewals, replacements, substitutions, accessions, proceeds, products, or additions of or to the Mortgaged Premises: and (ii) any and all monies and other property that from time to time may, either by delivery to Mortgagee or by any instrument (including this Mortgage), be subjected to such lien by Mortgagor, or by anyone on behalf of Mortgagor, or with the consent of Mortgagor, or which otherwise may come into the possession or otherwise be subject to the control of Mortgagee pursuant to this Mortgage.

    22. Mortgagor will perform all of its obligations as lessor under any and all present or future Leases of all or any portion of the Mortgaged Premises and will not commit, permit, or suffer a default by Mortgagor in its obligations under any such Lease, nor will Mortgagor take any action, nor omit to take any action, except to the extent expressly permitted by any such Lease, if such action or omission reasonably may cause the termination of any such Lease, or otherwise diminish or impair the value of any such Lease. Mortgagor will not without Mortgagee's prior written consent (which consent may be withheld or denied in Mortgagee's sole and absolute discretion): (i) assign any of the Leases or any rents thereunder; (ii) consent to the cancellation or surrender of any Lease now existing or hereafter made; (iii) collect rents under any of the Leases for more than one month in advance; (iv) enter into future Leases unless and until each such Lease has been approved by Mortgagee as to form, terms, and rentals; or (v) consent to any modification or amendment of any Lease now existing or hereafter made. Further, Mortgagor will not consent to any assignment or subletting of any Lease, consent to material alterations, additions or improvements by the tenant under any Lease, or consent to any change in use of the Mortgaged Premises by the tenant under any Lease, without Mortgagee's prior written consent, which consent may be withheld or denied in Mortgagee's sole and absolute discretion. Mortgagor shall at all times comply with all applicable laws concerning the holding and disbursement of security deposits and advance rents. Mortgagor shall furnish Mortgagee with copies of any notice alleging a default under or terminating any of the Leases promptly following Mortgagor's receipt thereof. Mortgagor shall furnish Mortgagee with copies of all sales reports received from any tenant of the Mortgaged Premises promptly following Mortgagor's receipt thereof. Any act or omission in violation of the provisions of this Paragraph shall be voidable, at Mortgagee's sole and exclusive option.

    The Leases include, without limitation, all of those certain leases that are more particularly described in Exhibit "C" attached hereto and incorporated by reference herein (all of the leases described in attached Exhibit "C" being hereinafter collectively referred to the "Key Leases" and individually referred to as a "Key Lease"). As utilized in this Mortgage, the term "Key Tenant" means the tenant under any one of the Key Leases and the term "Key Tenant Guaranty" means the guarantor of a Key Tenant's obligations under any one of the Key Leases.

    Without limitation of any of the foregoing provisions of this Paragraph 22, Mortgagor covenants and agrees as follows:

         a. Promptly following Mortgagor's receipt thereof Mortgagor shall furnish Mortgagee with a copy of: (i) any notice received by Mortgagor (or any of them) from (or on behalf of) any Key Tenant alleging a default or breach on the part of the landlord under its Key Lease, and any notice either terminating its Key Lease, electing to discontinue the operation of its store or business on the demised premises, exercising any option to renew or extend its Key Lease, exercising any option to purchase or right of first refusal, exercising any option to expand its demised premises, pertaining to gross sales or percentage rentals, tax, insurance, or common area maintenance charges, any violation of the exclusive use restrictions in its Key Lease, unauthorized use of the common areas on the Mortgaged Premises, or any abatement of rental or any offset or deduction against rental, or any other material notice; and (ii) any notice received by Mortgagor (or any of them) from (or on behalf of) any Key Tenant Guarantor.

         b. Mortgagor simultaneously shall furnish Mortgagee with copies of all notices sent to any Key Tenant or any Key Tenant Guarantor.

         c. Mortgagor (or any of them) shall not, without the prior written consent of Mortgagee (which consent may be withheld or denied in Mortgagee's sole and absolute discretion): (i) modify, amend, extend, or renew any Key Lease or modify or amend any Key Tenant Guaranty; (ii) declare a default under, terminate, cancel, or accept a surrender of any of the Key Leases, terminate or accept a surrender of the tenant's right of possession under any Key Lease, or terminate any Key Tenant Guaranty; (iii) consent to or acquiesce in any transfer, assignment, hypothecation, or encumbrance by any Key Tenant of any of its right, title, or interest arising under any of the Key Leases or all or any portion of the demised premises thereunder or any buildings or improvements thereon; (iv) consent to or acquiesce in any subletting by the Key Tenant under any Key Lease of all or any portion of its demised premises;
(v) waive any right inuring to the benefit of the landlord or lessor under any Key Lease or Key Tenant Guaranty or any applicable law, release any Key Tenant from any liability or obligation arising under any Key Lease or applicable law, or release any Key Tenant Guarantor from any liability or obligation arising under any Key Tenant Guaranty; (vi) consent to or acquiesce in any material alterations, additions or improvements to any portion of the Mortgaged Premises by the Key Tenant under any Key Lease; (vii) further assign any Key Lease or any of the rents thereunder or any Key Tenant Guaranty;
(viii) collect any of the rents due under any Key Lease for more than one (1) month in advance; (ix) consent to any change or conversion in the use of the demised premises by any Key Tenant under a Key Lease; (x) permit any Key Lease to be subordinated to the lien of any mortgage, lien or encumbrance other than this Mortgage and the Other Loan Documents; (xi) consent to or acquiesce in any abandonment of the demised premises under any Key Lease by any Key Tenant; or (xii) take any action, or omit to take any action, that would permit any Key Tenant to withhold, offset, or deduct any of the rents or other sums due under its Key Lease. Notwithstanding anything to the contrary contained in this Item c., Mortgagee agrees that: (A) Mortgagee will consent to any of the matters described in Items (iii), (iv),
(vi) or (ix) above with respect to a Key Lease if Mortgagee's failure to consent thereto would render Mortgagor in default under such Key Lease; and
(B) Mortgagor may acquiesce in any of the matters described in Items (iii),
(iv), (vi), or (ix) above with respect to a Key Lease to the extent that the Key Tenant is expressly permitted to take such action under its Key Lease without Mortgagor's permission or consent.

    23. To the extent permitted by law, Mortgagor agrees that Mortgagor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of, any applicable present or future stay, extension, or moratorium law that may affect Mortgagor's performance of the provisions of this Mortgage, or any of the Other Loan Documents, or any of the Mortgagee's rights or remedies. Mortgagor will not claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of the Mortgaged Premises, or any portion, prior to any sale or sales that may be made under or by virtue of this Mortgage, nor after any such sale or sales claim or exercise any right under any applicable present or future law or otherwise to redeem the Mortgaged Premises, or any portion thereof so sold. To the extent that Mortgagor lawfully may, Mortgagor expressly waives all benefit or advantage of any such law or laws, and agrees not to hinder, delay, or impede the exercise of any right or remedy permitted to be exercised by Mortgagee but to suffer and permit the exercise of every such right or remedy as though no such law or laws were in effect. Mortgagor, for itself and all who may claim under Mortgagor, waives to the extent that it lawfully may all rights to have the Mortgaged Premises, and any other security for the Note and the indebtedness evidenced thereby, marshalled upon any foreclosure or otherwise.

    24. Any additional sum or sums advanced by the then holder of the Note to the then owner of the Mortgaged Premises at any time within twenty (20) years from the date of this Mortgage, with interest thereon at the rate agreed upon at the time of each additional loan or advance, will constitute a portion of, be equally secured with, and have the same priority as, the indebtedness secured hereby and be subject to all of the terms and provisions of this Mortgage, whether or not such additional loan or advance is evidenced by a promissory note of the borrowers and whether or not identified by a recital that it is secured by this Mortgage; provided, however, the aggregate amount of principal indebtedness outstanding at any one time and secured by this Mortgage shall not exceed an amount equal to twice the original principal sum of the Note, plus interest thereon, and plus disbursements made for the payment of Taxes, levies, or Insurance Premiums on the Mortgaged Premises, with interest on such advances or disbursements. All advances and disbursements made by Mortgagee for Taxes, Insurance Premiums or other disbursements made pursuant to Article II, Paragraphs 10 and 19, of this Mortgage shall be of equal priority with the lien of this Mortgage. Mortgagor covenants and agrees that, in the event any loan or advance shall be made to Mortgagor pursuant to this Paragraph, Mortgagor shall pay all Florida documentary stamp and intangible taxes, if any, which may be due in connection with such loan or advance, and that evidence of such payment shall be affixed to the document containing the written promise to pay or the notice of future advance, if any. In the event that documentary stamp or intangible taxes shall hereafter be assessed due to the future advance provisions contained in this Paragraph, Mortgagor covenants and agrees to pay all such taxes promptly upon assessment, together with any interest and penalties thereon, and payment of all such amounts shall be secured by the lien of the Mortgage and the Other Loan Documents. The provisions of this Paragraph apply regardless of whether any such advance is characterized as obligatory or optional; but nothing contained in this Paragraph by itself obligates Mortgagee to make any additional loans or advances.

   25. Mortgagor hereby represents and warrants to Mortgagee that the loan evidenced by the Note and secured by this Mortgage is a business loan, the proceeds of which will be used for the purpose of carrying on the business of Mortgagor.

    26. Mortgagor shall comply with (and shall cause all tenants of the Mortgaged Premises to comply with) all laws, ordinances, rules, regulations, orders and other legal requirements relating to Mortgagor, the Mortgaged Premises, or the use, occupancy, maintenance, improvement or repair of the Mortgaged Premises on an ongoing basis. Mortgagor shall continuously maintain in full force and effect all licenses, permits, franchises, contracts, zoning approvals, and other approvals necessary or, in the reasonable opinion of Mortgagee, desirable to be given by any governmental agency, subdivision, authority, or utility company relating to or required for the use, occupancy, maintenance, and continued operation of the Mortgaged Premises as a retail shopping center, and as the Mortgaged Premises presently is being used, occupied, maintained, and operated by Mortgagor and all tenants, licensees and other occupants thereof or as contemplated to be used, occupied, maintained and/or operated. Mortgagor covenants and agrees that at all times prior to the satisfaction of this Mortgage there shall be located on the Mortgaged Premises not less than the greater of: (a) that in such the number of on-site automobile parking spaces that is required by all applicable zoning and other laws; or (b) the number of total parking spaces that is required under the terms of the Key Leases.

    27. To the extent that any of the property encumbered by this Mortgage from time to time constitutes personal property subject to the provisions of the Florida Uniform Commercial Code, this Mortgage constitutes a "Security Agreement" for all purposes under such Code.

    28. Mortgagor shall pay: (i) all taxes and fees (except for state and federal income taxes on the indebtedness secured hereby) (including interest and penalties thereon) that are or may be levied by the United States of America, or any state or political subdivision thereof, upon Mortgagee in connection with, or upon, the Note or the indebtedness evidenced thereby, this Mortgage, or the Other Loan Documents, or the payment or collection of any of the foregoing, including, without limitation, all Florida documentary stamp taxes and intangible taxes; and (ii) all franchise, excise, sales, and other taxes, fees, and charges assessed, levied, or imposed with respect to Mortgagor's right to do business on or from the Mortgaged Premises or the rents received by Mortgagor from the Mortgaged Premises. This paragraph shall survive the satisfaction, release, or discharge of this Mortgage.

    29.  a.    Mortgagor (jointly and severally, if more than one) covenants, represents, and warrants to Mortgagee, its successors and assigns: (i) that it has not used or permitted, and will not use or permit all or any part of the Mortgaged Premises to be used, whether directly or through contractors, agents, or tenants, and no portion of the Mortgaged Premises has at any time been used, for the generation, transportation, treatment, storage, manufacture, emission, or disposal of any dangerous, toxic, or hazardous pollutant, chemical, waste, or substance (a "Hazardous Substance") (including without limitation, petroleum, petroleum products, asbestos in any form, urea formaldehyde, polychlorinated biphenyls, and atmospheric radon at levels over four (4) picocuries per cubic liter), (A) as defined in or regulated by the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Resource Conservation and Recovery Act of 1976 ("FRCRA"), or Florida's 1974 Resource Recovery and Management Act ("FRRMA"), all as from time to time amended, or any other federal, state, or local environmental law, statute, regulation, requirement or ordinance (collectively, the "Environmental Laws"), or (B) which poses a hazard to the health and safety of the occupants of the Mortgaged Premises or any adjacent property; (ii) that, to the best of Mortgagor's knowledge following due inquiry as a duly diligent property owner, except as specifically disclosed in that certain Phase I Environmental Site Assessment dated October 12, 1995, prepared by Fugro Environmental, Inc. (the "ESA"), the Mortgaged Premises has been and is free from contamination by any Hazardous Substance (including, without limitation, petroleum or any petroleum product, asbestos in any form, urea formaldehyde, polychlorinated biphenyls, underground storage tanks, atmospheric radon at levels over four (4) picocuries per cubic liter, or any other substance the exposure to which is prohibited, limited, or regulated by any federal, state, country, regional, or local authority or that poses a hazard to public health) (but excluding (A) immaterial quantities of automotive motor oil leaked inadvertently from vehicles in the ordinary course of the operation of the Mortgaged Premises and cleaned up in accordance with reasonable property management procedures and all applicable Environmental Laws, and (B) immaterial quantities of substances customarily and prudently used in the cleaning and maintenance of the Mortgaged Premises in accordance with all applicable Environmental Laws); (iii) that, to the best of Mortgagor's knowledge following due inquiry as a duly diligent property owner, except as specifically disclosed in the ESA, no release of any Hazardous Substance (including, without limitation, petroleum or any petroleum product) has occurred on or about the Mortgaged Premises; (iv) that the Mortgaged Premises currently complies, and will comply based on its anticipated use, with all Environmental Laws and other current legal requirements relating to the environment, (v) that in connection with the ownership, operation, and use of the Mortgaged Premises, all necessary notices have been filed and all required permits, licenses, and other authorizations have been obtained, are valid, and are currently in full force and effect including, without limitation, those relating to the generation, treatment, storage, disposal, or use of any Hazardous Substance (including, without limitation, any petroleum or petroleum product); (vi) that there is no present or, to the best of Mortgagor's knowledge following due inquiry as a duly diligent property owner, past or threatened investigation, inquiry, or proceeding relating to the environmental condition of, or events on or about, the Mortgaged Premises; (vii) that the Mortgaged Premises is not listed in the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites, or by the State of Florida Department of Environmental Protection, or by any county or city in which the Mortgaged Premises are located as a hazardous waste storage facility, nor on any other list, schedule, log, inventory, or record of Hazardous Substances or hazardous waste sites, whether maintained by the United States Government or any state or local agency; (viii) that there is no underground storage tank on the Mortgaged Premises, (ix) that the Mortgagor, the Mortgaged Premises and all tenants therein, currently comply with, and will continue to comply with all of the provisions and requirements of Chapter 376, Florida Statutes (1994), as amended and modified from time to time, and (x) Mortgagor is not aware of any environmental condition, situation, or incident on, at, or concerning all or any portion of the Mortgaged Premises that could give rise to a successful action or to a liability under any federal, state or local law, regulation, ordinance, or common law theory.

         b. Mortgagor covenants and agrees to comply with (and to cause all tenants of the Mortgaged Premises to comply with) all legal requirements applicable to Mortgagor, the Mortgaged Premises, or the use, occupancy, maintenance or operation of the Mortgaged Premises, including, without limitation, all Environmental Laws and other legal requirements relating to the environment.

         c. Mortgagor (jointly and severally, if more than one) hereby agrees to defend, indemnify and hold Mortgagee, its parent corporation and affiliates, and their respective successors, assigns, directors, officers, shareholders, partners, employees, and agents, harmless from and against any and all losses, liabilities (including strict liability), damages, fines, penalties, injuries, expenses (including attorneys' fees and costs), costs, actions, causes of action, judgments, and claims of any and every kind whatsoever paid, incurred, or suffered by, or asserted against, any one or more of them by any person or entity or government or agency for, with respect to, or as a direct or indirectly result of, the breach or untruth of any of the covenants, representations, or warranties contained in this Mortgage or any of the Other Loan Documents that in any manner relate to environmental matters (including, without limitation, all of the covenants, representations, and warranties contained in this Paragraph 29), or the presence on, about, or under, or the escape, leakage, spillage, discharge, emission, or release from, the Mortgaged Premises of any Hazardous Substance or petroleum product (provided, however, the foregoing indemnification shall not extend to any such presence, escape, seepage, leakage, spillage, discharge, emission, or release that arises or occurs solely and in its entirety after a transfer of both title and possession of the Mortgage Premises to Mortgagee, its successors or assigns, and that is not caused, in whole or in part, directly or indirectly, by any act or omission of Mortgagor or any of its partners, agents, or employees), including, without limitation, any and all losses, liabilities (including strict liability), damages, fines, penalties, injuries, expenses (including reasonable attorneys' and legal assistants' fees and costs), costs, and claims asserted or arising under CERCLA, SARA, FRCRA, FRRMA, Chapter 376, Florida Statutes (1994), or any other Environmental Laws, regardless of whether within the control of Mortgagor. Notwithstanding anything to the contrary contained in this Subparagraph c., as to Miami Gardens Associates only (but expressly excluding its successors in title), the foregoing indemnification shall not apply to any such presence, escape, seepage, leakage, spillage, discharge, emission, or release that occurs solely and in its entirety after a transfer of both title and possession of the Mortgaged Premises to a buyer that is approved by Mortgagee pursuant to Article IV, Subparagraph 8.d., of this Mortgage and that is not caused, in whole or in part, directly or indirectly, by any act or omission of Miami Gardens Associates or any of its partners, agents, or employees.

         d. At the request of Mortgagee, Mortgagor will cooperate with Mortgagee in securing any records, filings, or other matters requested by Mortgagee, and in Mortgagee's sole and absolute discretion, necessary or desirable to make a determination on the existence of any Hazardous Substances on the Mortgaged Premises, which, at the present, would be a violation or potential violation of any law, rule or regulation of any federal, state, regional or local authority.

         e. If Mortgagor receives any notice of (i) the happening of any material event involving the spill, release, leak, seepage, discharge, or clean-up of any Hazardous Substance on all or any part of the Mortgaged Premises or in connection with Mortgagor's operations thereon, or (ii) any complaint, order, citation or material notice with regard to air emissions, water discharges, or any other environmental, health, or safety matter affecting Mortgagor or any part of the Mortgaged Premises (an "Environmental Complaint") from any person or entity or governmental agency (including without limitation the Environmental Protection Agency (the "EPA")), then Mortgagor shall immediately notify Mortgagee orally and in writing of said notice.

         f. Mortgagee shall have the right, but not the obligation, and without limitation of Mortgagee's rights under this Mortgage and the Environmental Agreement, upon reasonable notice to Mortgagor (except in the event of an emergency or an action that requires immediate attention, in which event no notice shall be required) to enter onto the Mortgaged Premises or to take such other actions as it deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any such Hazardous Substance or Environmental Complaint following receipt of any notice from any person or entity (including, without limitation, the EPA) asserting the existence of any Hazardous Substance or an Environmental Complaint pertaining to the Mortgaged Premises or any part thereof which, if true, could result in an order, suit or other action against Mortgagor or any portion of the Mortgaged Premises and/or which, in the sole opinion of Mortgagee, could jeopardize its security under this Mortgage. All costs and expenses incurred by Mortgagee in the exercise of any such rights shall be secured by this Mortgage and the Other Loan Documents, shall be of equal priority with the lien thereof, and shall be payable by Mortgagor to Mortgagee upon demand, together with interest thereon at the "Default Rate" specified in the Note.

         g. Mortgagee shall have the right to obtain, at Mortgagor's expense, environmental audits and, if deemed necessary by Mortgagee, environmental risk assessments, of the Mortgaged Premises, hazardous waste management practices, and/or hazardous waste disposal sites used by Mortgagor at such times during the term of the loan secured hereby as Mortgagee reasonably deems necessary in order to limit its liability or protect its lien and security interest in the Mortgaged Premises; provided, however, Mortgagee agrees not to request such an audit more than once a year unless Mortgagee has reason to believe that an audit may disclose the presence or release of a Hazardous Substance (including, without limitation, petroleum or any petroleum product), or unless an environmental audit deems further testing or audits necessary. Each such audit and/or

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

risk assessment must be by an environmental consultant selected by Mortgagee. All costs and expenses incurred by Mortgagee in the exercise of such rights shall be secured by this Mortgage and the Other Loan Documents, shall be of equal priority with the lien and security interest thereof, shall be payable by Mortgagor to Mortgagee upon demand or charged to Mortgagor's loan balance at the discretion of Mortgagee, and shall bear interest at the "Default Rate" specified in the Note.

         h. Any breach of any warranty, representation, or agreement contained in this Paragraph 29 shall be an Event of Default hereunder and shall entitle Mortgagee to exercise any and all remedies provided in this Mortgage, the Note, or the Other Loan Documents, or otherwise permitted by applicable law.

         i. The provisions of this Paragraph 29 are cumulative to the provisions of the Environmental Agreement.

         j. All of the representations, warranties, and indemnities set forth in this Paragraph 29 shall survive the payment of the indebtedness secured hereby and the satisfaction, release, or termination of this Mortgage with respect to all or any portion of the Mortgaged Premises.

    30. Mortgagor shall promptly pay, perform, and observe all of the obligations to be paid, performed or observed on the part of the owner of all or any portion of the Mortgaged Premises under any one or more of the Easement Agreements or the Utility Agreement; shall promptly and with due diligence enforce and cause to be complied with the Outparcel Restrictions; shall not modify or amend (or consent to, acquiesce in, or permit any modification or amendment of) any of the Easement Agreements, any of the Outparcel Restrictions, or the Utility Agreement without the prior written consent of Mortgagee, which consent may be withheld or denied in Mortgagee's sole and absolute discretion; shall not consent to, acquiesce in, or permit the termination or rescission of any of the Easement Agreements, any of the Outparcel Restrictions, or the Utility Agreement; shall not permit any lien to attach to any part of the Mortgaged Premises under any of the Easement Agreements; shall furnish Mortgagee with copies of all notices alleging any default on the part of Mortgagor under any of the Easement Agreements any of the Outparcel Restrictions, or the Utility Agreement promptly following Mortgagor's receipt thereof; shall not withdraw the Mortgaged Premises from any of the Easement Agreements without Mortgagee's prior written consent, which consent may be withheld or denied in Mortgagee's sole and absolute discretion; and shall not consent to any change in use under any of the Outparcel Restrictions or consent to the commencement of any improvements, development, or construction on any property subject to the Outparcel Restrictions without Mortgagee's prior written consent, which consent may be withheld or denied in Mortgagee's sole and absolute discretion.

    31. Mortgagor shall promptly pay, observe, and perform all of its obligations under any of the restrictive covenants and conditions applicable to all or any part of the Mortgaged Premises.

    32.a. Notwithstanding the provisions of Article II, Subparagraph 7.f. or Paragraph 12, of this Mortgage, in the event that any Insurance Proceeds (excluding proceeds of business interruption insurance or business income coverage) or Condemnation Proceeds become payable as a result of any damage or destruction to any of the Improvements due to casualty or condemnation, if requested by Mortgagor Mortgagee agrees to make such Proceeds (less all of Mortgagee's expenses deducted pursuant to Article II, Subparagraph 12.b., hereof) available for the restoration or repair of the damage to the Mortgaged Premises following a casualty, or to remedy the effects of a condemnation, provided that all of the following conditions are fully satisfied (i) no Event of Default under the Note, this Mortgage, or any of the Other Loan Documents, is then in existence; (ii) no default in the payment of any sum due under the Note, this Mortgage, or any of the Other Loan Documents has occurred during the immediately preceding twelve (12) month period; (iii) no nonmonetary default occurred under the Note, this Mortgage or any of the Other Loan Documents that was noticed and remained uncured beyond any applicable cure period during the immediately preceding twelve (12) month period; and (iv) the Proceeds received by Mortgagee, together with any additional funds deposited with Mortgagee by Mortgagor, are sufficient, in Mortgagee's sole discretion, to restore the Mortgaged Premises to the condition it was in immediately preceding the casualty or to remedy the condemnation. In addition to the foregoing conditions, if the Proceeds equal or exceed $250,000.00, Mortgagee shall not be obligated to make any of the Proceeds available for such restoration or repairs unless either (i) the ratio of the then existing unpaid principal balance of the Note to the fair market value of the Mortgaged Premises upon the completion of such restoration and repairs (as determined by an appraisal to be obtained by Mortgagee, at Mortgagor's sole cost and expense, in accordance with all of the same procedures as are set forth in
Section 4.2.1 of the Commitment (as such term is hereinafter defined) will be seventy-five percent (75%) or less, or (ii) Mortgagor makes a prepayment on the Note (it being understood and agreed that in such event no Prepayment Charge shall be due under the Note on the amount required to be paid under this Item
(ii) so that the ratio of the then existing unpaid principal balance of the Note to the fair market value of the Mortgaged Premises upon the completion of such restoration and repairs (as determined by an appraisal to be obtained by Mortgagee, at Mortgagor's sole cost and expense, in accordance with all of the same procedures as are set forth in Section 4.2.1. of the Commitment, as such terms is hereinafter defined) will be seventy-five percent (75%) or less. Mortgagee, in its sole discretion, either may require that Mortgagor deposit $10,000.00 with Mortgagee as security for the cost of the appraisal described in the foregoing sentence or Mortgagee may pay the fee appraiser from the Proceeds. Provided that all of the foregoing conditions have been fully met, the Proceeds shall be made available for the restoration and repair of the damaged portion of the Improvements upon the following terms and conditions.

         i. Any Proceeds that are to be made available by Mortgagee for restoration or repairs shall be held in a restoration fund (the "Restoration Fund"), either by Mortgagee, or, if it refuses to serve, by a bank or trust company appointed by Mortgagee, as restoration fund trustee (the "Restoration Fund Trustee"), with any additions thereto that may be required by Mortgagee as hereinafter provided. The interest or income, if any, received on all deposits or investments of any monies in the Restoration Fund shall be added to the Restoration Fund. Mortgagee and the Restoration Fund Trustee may impose reasonable charges for services performed in managing the Restoration Fund and may deduct said charges therefrom.

         ii. Prior to the commencement of restoration or repairs and from time to time during such restoration or repairs, Mortgagee may require Mortgagor to deposit additional monies (the "Additional Monies") into the Restoration Fund in amounts that, in Mortgagee's sole discretion, are sufficient to defray all costs to be incurred to complete the restoration or repairs and all costs associated therewith, including, without limitation, labor, materials, architectural and design fees and expenses, and contractor's fees and expenses, and Mortgagee shall have approved a budget and cost breakdown for the restoration, together with a disbursement schedule, in detail reasonably satisfactory to Mortgagee. Any additional monies deposited by Mortgagor into the Restoration Fund shall be disbursed prior to the disbursement of any Proceeds deposited in the Restoration Fund.

         iii. Prior to the commencement of restoration or repairs, the contracts, contractors, and plans and specifications for the restoration or repairs shall have been approved by Mortgagee and all governmental authorities having jurisdiction, and Mortgagee shall be provided with satisfactory title insurance and acceptable surety bonds insuring satisfactory completion of restoration and repairs and the payment of all subcontractors and materialmen.

         iv. All restoration work shall be done under fixed price contracts, fully bonded to Mortgagee's reasonable satisfaction.

         v. At the time of each disbursement, (i) no Event of Default under this Mortgage shall then exist; (ii) lien waivers from all architects, contractors, subcontractors, laborers and materialmen rendering services or materials in connection with the restoration or repairs in an amount equal to the disbursement shall have been delivered to Mortgagee and its title insurer;
(iii) no mechanics' or materialmen's liens shall have been filed and remain undischarged; and (iv) an endorsement (in form satisfactory to Mortgagee) to Mortgagee's title insurance policy on the Mortgaged Premises insuring the continued first priority of the lien of this Mortgage shall have been delivered to Mortgagee.

         vi. Disbursements from the Restoration Fund shall be made from time to time, but not more frequently than once each calendar month, for completed work under the aforesaid contracts (subject to retainage as hereinafter provided) and for other costs associated therewith and approved by Mortgagee, upon receipt of evidence satisfactory to Mortgagee of the stage of completion and of performance of the work in a good and workmanlike manner in accordance with the contracts, plans, and specifications as approved by Mortgagee (which evidence may include, without limitation, certificates of an independent architect acceptable to Mortgagee).

         vii. The cost of Mortgagee's inspecting architect or engineer and the cost of any attorneys' fees and disbursements incurred by Mortgagee in connection with such restoration or repairs shall be paid from the Restoration Fund to the extent sufficient, and Mortgagor shall pay any such costs to the extent the Restoration Fund is insufficient.

         viii. There shall be delivered to Mortgagee at Mortgagor's cost such other evidence as Mortgagee may reasonably request from time to time during the restoration and repairs as to the progress of the work, compliance with the approved plans and specifications, the cost of restoration and repairs, and the total amount needed to complete the restoration and repairs.

         ix. Ten percent (10%) of the cost of all work shall be retained in the Restoration Fund until the restoration and repairs are fully completed, as verified to Mortgagee's reasonable satisfaction, and all occupancy permits therefor have been issued.

         x. Mortgagee may impose such other reasonable conditions, including a restoration schedule, as are customarily imposed by construction lenders to assure complete and lien free restoration and repairs.

         xi. Any sum remaining in the Restoration Fund upon completion of restoration and repairs, at Mortgagee's sole and absolute option, shall either be applied in reduction of the indebtedness hereby secured, in such order as Mortgagee may elect, or returned to Mortgagor; provided, however, that if an Event of Default then exists, Mortgagor shall not be entitled to receive any reimbursement for Additional Monies advanced, and any sum remaining in the Restoration Fund shall be applied to any part of the indebtedness secured by this Mortgage in such order as Mortgagee desires.

         If, pursuant to this Subparagraph 32.a., Mortgagor requests that Proceeds be applied to restoration or repairs, but within a reasonable period of time after the occurrence of any loss or damage by casualty or condemnation to the Improvements. Mortgagor shall not have submitted to Mortgagee and received Mortgagee's approval of plans and specifications for the repair or restoration of such loss or damage or shall not have obtained approval of such plans and specifications from all governmental authorities whose approval is required, or if, after such plans and specifications are approved by Mortgagee and by all such governmental authorities, Mortgagor shall fail to commence promptly such repairs or restoration, or if thereafter Mortgagor fails to carry out diligently such repairs or restoration or is delinquent in the payment to contractors, laborers, materialmen, or if any other condition of this Subparagraph 32.a. is not satisfied within a reasonable period of time after the occurrence of any such loss or damage, then Mortgagee, in addition to all other rights herein set forth, and after giving Mortgagor thirty

(30) days' written notice of the nonfulfillment of one or more of the foregoing conditions may, failing Mortgagor's fulfillment of said conditions within said thirty (30) day period, at Mortgagee's option, (A) apply the full amount of the Proceeds and any interest earned thereon to the payment of the indebtedness secured by this Mortgage in such order as Mortgagee may elect, or (B) Mortgagee, or any lawfully appointed receiver of the Mortgaged Premises, may, at its option, perform or cause to be performed such repairs or restoration and may take such other steps as the Mortgagee deems advisable to carry out such repairs or restoration, and may enter upon the Mortgaged Premises for any of the foregoing purposes, and Mortgagee may, in its discretion, apply any sums in the Restoration Fund to reimburse itself and/or such receiver for all amounts expended or incurred in connection with the performance of such work, including attorneys' fees, and any excess costs shall be paid by Mortgagor to Mortgagee. Mortgagor's obligation to pay such excess costs shall be secured by the lien and security interest of this Mortgage and shall bear interest at the Default Rate of interest provided in the Note until paid.

         b. Notwithstanding the provisions of Article II, Subparagraph 7.f., of this Mortgage, in the event that any Insurance Proceeds, (excluding proceeds of business interruption insurance) become payable as a result of any damage or destruction to any of the Improvements due to casualty and Mortgage is not entitled to have such Insurance Proceeds made available for restoration or repair of the Improvements upon the terms and conditions set forth in Subparagraph 32.a. immediately preceding, but any of the Key Leases requires the Mortgage apply all or a portion of such Insurance Proceeds to the restoration or repair of the Improvements, then the following provisions of this Subparagraph 32.b. shall apply. Provided that no Event of Default is then in existence, that Mortgagor does not cancel or terminate such Key Lease as a result of the casualty (which Mortgagor shall not be entitled to do without the express prior consent of Mortgagee, which consent may be withheld or denied in Mortgagee's sole and absolute discretion), and that the Key Tenant under such Key Lease (i) does not cancel or terminate such Key Lease as a result of the casualty, (ii) is not then in default under such Key Lease, and (iii) is obligated to continue to pay the full minimum guaranteed, or fixed rent, percentage rent, additional rent, tax, insurance, and common area maintenance charges, and all other charges and sums due under such Key Lease following other charges and sums due under such Key Lease following the completion of such restoration and repairs without any diminution or set off, then as and to the extent (but only as and to the extent) required by the terms of such Key Lease, such Insurance Proceeds (less all of Mortgagee's expenses deducted pursuant to Article II, Subparagraph 12.b. hereof) shall be made available for the restoration and repair of the Improvements. In such event to the extent not inconsistent (or, if inconsistent, to the extent not unacceptable to the Key Tenant under such Key Lease) the provisions of items
(i) through (xi), inclusive, of Subparagraph 32.a. immediately preceding shall apply.

    33.  Mortgagor shall not submit all or any portion of the Mortgaged
Premises to a condominium form of ownership or plat all or any portion of the Mortgaged Premises without the prior written consent of Mortgagee, which consent may be withheld or denied in Mortgagee's sole and absolute discretion.


                                     ARTICLE III

    1. Upon the occurrence of an Event of Default under this Mortgage, Mortgagee, at Mortgagee's sole option, may declare all the sums secured by this Mortgage (including any applicable prepayment charge or liquidated damages due under the Note) to be immediately due and payable without demand and may foreclose this Mortgage and/or any or all of the Other Loan Documents by judicial proceedings and/or pursue any other available remedy or remedies. Mortgagee shall be entitled to collect in such proceedings all expenses of foreclosure, including, but not limited to, reasonable attorneys' and legal assistants' fees and costs before trial, at trial, and on appeal, court costs, and costs of documentary evidence, abstracts, and title reports.

    2. In the event there shall be filed a complaint to foreclose this Mortgage, the plaintiff shall immediately and without notice be entitled to the appointment of a receiver for the Mortgaged Premises and the rents, earnings, issues, incomes, and profits thereof, with the usual power of receivers in such cases, and such receiver may be continued in possession of the Mortgaged Premises and of said rents, earnings, issues, incomes, and profits of the Mortgaged Premises during the pendency of such foreclosure suit, and the Mortgagor hereby specifically waives the right to object to such appointment and consents that such appointment shall be made as an admitted equity and as a matter of absolute right to the Mortgagee, and without reference to the adequacy of the value of the Mortgaged Premises or to the solvency or insolvency of the Mortgagor or any other party defendant to such suit. The receiver may take all actions necessary or advisable to manage, preserve, protect, complete construction of, lease, and/or operate the Mortgaged Premises, or any combination; to collect all rents, issues, incomes, and profits granted to Mortgagee under this Mortgage or any of the Other Loan Documents; to make all necessary and needed repairs; to pay all taxes, assessments, insurance premiums, and all other costs incurred in connection with the Mortgaged Premises; and, after payment of the expenses of the receivership, including reasonable attorneys' and legal assistants' fees and costs, and after compensation to the receiver for management and completion of the Mortgaged Premises, to apply all net proceeds derived therefrom in reduction of the indebtedness secured hereby or in such other manner as the Court shall direct. All expenses, fees, and compensation incurred pursuant to any such receivership shall be secured by the lien of this Mortgage, shall be of equal priority with the lien hereof, and shall bear interest at the "Default Rate" specified in the Note until paid. The receiver, personally or through agents, may exclude Mortgagor wholly from the Mortgaged Premises and have, hold, use, operate, lease, manage, and control the Mortgaged Premises, and may in the name of Mortgagor exercise all of Mortgagor's rights and powers to maintain, construct, operate, lease, restore, repair, insure, and keep insured the Mortgaged Premises in such manner as such receiver deems appropriate.

    3. If foreclosure proceedings of any second mortgage or any junior lien of any kind should be instituted and such proceedings are not fully dismissed within the applicable grace period provided by Article III, Subparagraph 4.b., hereof, the Mortgagee, its successors or assigns, may at its option, immediately or thereafter declare this Mortgage and the indebtedness secured hereby due and payable.

    4. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Mortgage.

         a. Mortgagor fails to make any payment as required by the Note secured hereby or by this Mortgage, or by any of the Other Loan Documents, and such failure continues for a period exceeding ten (10) days after the due date thereof, without notice.

         b. Mortgagor fails to perform any term, covenant, or condition contained in this Mortgage (other than Article IV, Paragraph 2, and the defaults referenced in Article III, Paragraph 3, and Subparagraphs 4.c. through 4.l. hereof) or in the Note, or in any of the Other Loan Documents, when due, other than any term, covenant or condition requiring the payment of money or that is incapable of being cured, and such failure continues for a period exceeding thirty (30) days after Mortgagee gives Mortgagor written notice of such failure (however, if no other Event of Default is then continuing and if such nonmonetary default cannot reasonably be cured within such thirty (30) day period and Mortgagor has taken all reasonable action to commence the cure thereof within such thirty (30) day period, the period for curing such default shall be extended for such additional time, not to exceed an additional thirty
(30) days, as may reasonably be required for so long as Mortgagor continues to pursue such cure in good faith and in a diligent manner). Notwithstanding the foregoing sentence, any breach occurring under Article IV, Paragraph 2, or under
Article III, Paragraph 3, or any of Subparagraphs 4.c. through 4.l. hereof, shall constitute an immediate Event of Default hereunder without notice or opportunity to cure.

         c. Mortgagor shall abandon the Mortgaged Premises or any part thereof.

         d. Mortgagor, any of the General Partners, or any of their respective general partners, or any guarantor or indemnitor (including, without limitation, the Carveout Indemnitors, as such term is hereinafter defined) of any indebtedness or obligations evidenced or secured by this Mortgage (any one of Mortgagor, Mortgagor's General Partners, any of their respective general partners, or any such guarantor or indemnitor being hereinafter individually referred to as a "Borrower Entity" and collectively referred to as the "Borrower Entities") files any petition in bankruptcy, or for an arrangement, reorganization, or any other form of debtor relief under any present or future law relating to bankruptcy or debtor relief; or such a petition is filed against a Borrower Entity, and either that filing is not opposed or the petition is not dismissed within sixty (60) days after filing; or any Borrower Entity is adjudicated as a bankrupt or insolvent; or there is appointed a receiver or trustee to take possession of all or a substantial portion of the assets of any Borrower Entity or all or any portion of the Mortgaged Premises; or there is a general assignment by any Borrower Entity for the benefit of creditors; or should the Security, or any part thereof, be taken or seized under levy of execution or attachment; or should any judgment be entered against any Borrower Entity that may adversely affect the value, use, or operation of all or any part of the Security; or should any federal, state, or local tax lien, any construction or mechanics' lien, or any other lien or encumbrance be filed against any Borrower Entity or any guarantor or any part of the Security; provided, that Mortgagor shall not be in default under this Paragraph in the case of any action taken by a party adverse to a Borrower Entity and not consented to by such Borrower Entity unless the same shall continue in effect for a period of sixty (60) days.

         e. Any representation or disclosure made to the Mortgagee by any Borrower entity, or any partner, agent, attorney, employee, or contractor of any of them proves to be materially false or misleading on the date as of which made, whether or not that representation or disclosure appears in this Mortgage.

         f. Any of the Borrower Entities should be dissolved, liquidated, or terminated, whether voluntarily or involuntarily.

         g. There is passed any law which renders payment by Mortgagor of any and all taxes levied on this Mortgage or the Mortgaged Premises or performance of any material term, covenant, or condition hereof, or any material obligation secured hereby, unlawful, usurious, inoperative, void, or voidable, or which prohibits Mortgagee from exercising any of its rights hereunder or under any other instrument or agreement to which the Mortgagor is a party or by which it is bound.

         h. Any sale, transfer, conveyance, lease, assignment, mortgage, pledge, hypothecation, encumbrance, or other vesting, whether voluntary or involuntary, of any direct or indirect interest in, or any attempt or agreement to sell, transfer, convey, lease, assign, mortgage, pledge, hypothecate, encumber, or otherwise vest any direct or indirect interest in, the whole or any portion of the right, title, or interest of Mortgagor in and to the Mortgaged Premises, without the prior written consent of Mortgagee (which consent may be withheld or denied in the sole and absolute discretion of Mortgagee), in violation of Paragraph 8 of Article IV hereof, or any other breach thereof.

         i. A default or failure to perform occurs under that certain "Indemnification Agreement" of even effective date herewith made by John F. Malhame ("Malhame"), Gabriel Hakim ("Hakim"), Bradley E. McNutt ("McNutt"), Garden Square, GSG Partners, and BMC Garden (Malhame, Hakim, McNutt, Garden Square, GSG Partners, and BMC Garden are collectively referred to as "Carveout Indemnitors"), in favor of Mortgagee (the "Carveout Indemnification").

         j. Any other event occurs under the Note, any of the Other Loan Documents, or any other agreement of the Mortgagor or any one or more of the Borrower Entities relating to the loan evidenced by the Note, which constitutes a default or an Event of Default by the Mortgagor or any of such Borrower Entities thereunder (as defined therein) or under this Mortgage or gives the Mortgagee the right to accelerate the maturity of any part of the indebtedness secured by this Mortgage.

         k.   The filing for record by Mortgagor of a notice pursuant to
Section 697, 04(1)(b), Florida Statutes (1993), or any successor thereto, limiting the maximum principal amount secured by this Mortgage to an amount less than the amount specified in Article II, Paragraph 24, of this Mortgage.

         l. The failure of Mortgagor to pay or perform any of its obligations under the Environmental Agreement when due beyond any applicable grace period provided therein.

    5. In the event that the Mortgaged Premises covered hereby is sold under foreclosure and the proceeds are insufficient to pay the total indebtedness secured hereby (including any applicable prepayment charge or liquidated damages), the Mortgagor binds itself to pay the unpaid balance, and the Mortgagee shall be entitled to a deficiency judgment, except to the extent otherwise specifically provided in Article IV, Paragraph 15, hereof.

    6. Neither this Mortgage, the existence or terms of any other security for the performance of the obligations secured hereby, nor the existence or terms of any other instrument or agreement shall be deemed to require any marshalling of assets or otherwise permit Mortgagor to designate the order in which any security shall be sold.

    7. Every right, power, privilege, and remedy granted Mortgagee by this Mortgage, or the Other Loan Documents, or otherwise available at law or in equity, may be exercised by Mortgagee from time to time as often as Mortgagee deems expedient until the indebtedness secured hereby is paid in full. Mortgagee's failure to insist at any time upon the strict observance or performance by Mortgagor of any of the provisions of this Mortgage, or to exercise any right or remedy provided for in this Mortgage, will not impair any such right or remedy, nor be construed as a waiver or relinquishment thereof for the future, unless agreed otherwise by Mortgagee in writing. Receipt by Mortgagee of any payment required to be made pursuant to this Mortgage, or the Other Loan Documents, or both, with knowledge of the breach of any provision of this Mortgage, or of the Other Loan Documents, or both, will not constitute a waiver of such breach, unless agreed otherwise by Mortgagee in writing. In addition to all other remedies provided in this Mortgage, Mortgagee will be entitled, to the extent permitted by applicable law, to injunctive relief in the case of a violation, or attempted or threatened violation, of any of the provisions of this Mortgage, or the Other Loan Documents, or both, or to a decree coercing performance of any of the provisions of any of the foregoing.


                                      ARTICLE IV

    1. Notwithstanding any provision of the Note, this Mortgage, or any of the Other Loan Documents, or any combination thereof, to the contrary, the parties intend that no provision of the Note, this Mortgage, or the Other Loan Documents be interpreted, construed, applied, or enforced so as to permit or require the payment or collection of interest in excess of the highest rate of interest (the "Maximum Permitted Rate") permitted to be paid or collected by applicable law with respect to this transaction. If, however, any such provision is so interpreted, construed, applied, or enforced, then the parties intend (i) that such provision automatically shall be deemed reformed NUNC PRO TUNC so as to require payment only of interest at the Maximum Permitted Rate; and (ii) if interest payments in excess of such Maximum Permitted Rate have been received, then the amount of such excess shall be deemed credited NUNC PRO TUNC in reduction of the then outstanding principal amount of the obligation evidenced by the Note, together with interest at such Maximum Permitted Rate. In connection with all calculations to determine the Maximum Permitted Rate, the parties intend: first, that all charges be excluded to the extent they are properly excludable under applicable usury laws, as they from time to time are determined to apply to this obligation; and second, that all charges be "spread" that may be "spread" in the manner, if any, provided by applicable law.

    2. In the event of the passage after the date of this instrument of any law which deducts any lien on the Mortgaged Premises from the value of the Mortgaged Premises for the purpose of taxation of mortgages or debts secured thereby for state and local purposes, or which law changes the manner of collection of any such taxes so as to affect the interest of the holder of the Note then, unless the Mortgagor agrees to pay same pursuant to an enforceable written agreement that is satisfactory to Mortgagee within thirty (30) days after delivery of written notice thereof by Mortgagee to Mortgagor, the whole sum secured by this Mortgage with interest thereon, at the option of the holder of the Note, shall immediately become due, payable, and collectible without notice to any party.

    3. If the lien of this Mortgage is invalid or unenforceable as to any part of the debt or if the lien is invalid or unenforceable as to any of the Mortgaged Premises, the unsecured or partially secured portion of the debt shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the debt and all payments made on the debt, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the debt which is not secured or fully secured by the lien of this Mortgage.

    4. Any part of the security herein described may be released by the holder of the Note herein secured, without affecting the lien hereof on the remainder. The security hereof shall not affect or be affected by any other security taken for the same indebtedness or any part thereof. Taking of additional security, or the extension or renewal of said indebtedness or any part thereof, shall at no time release or impair the security thereof or affect the liability of any endorser or surety, or improve the right of any junior lienholder; and this instrument, as well as any instrument given to secure any renewal or extension hereof, shall be and remain a first and prior lien on all of said property not expressly released, until said indebtedness is paid in full. Mortgagee from time to time, without notice to any person and without affecting the liability of Mortgagor or of any other person (other than any person expressly released by Mortgagee in writing) for the payment of any of the indebtedness and without affecting the priority or extent of the lien and security interest of this Mortgage (except as to property specifically released by the Mortgagee in writing), may do any or all of the following: (i) release in whole or in part, any person liable for payment of any or all of the indebtedness; or (ii) extend the time or otherwise alter the terms of payment of the indebtedness, in whole or in part; or (iii) consent to the creation of any easement in, on, or over the Mortgaged Premises or any covenant restricting the use of occupancy of the Mortgaged Premises.

    5. The Mortgagee shall be subrogated to the lien of any and all prior encumbrances, liens, or charges paid or discharged from the proceeds of the Note, and even though said prior liens may have been released of record, the repayment of the Note shall be secured by such liens on the portion of the Mortgaged Premises affected thereby to the extent of such payments.

    6. In this Mortgage, whenever the context so requires, the masculine gender includes the feminine/neuter, and the singular number includes the plural, and the term "Mortgagee" shall include any future holder, including pledgees, heirs, executors, administrators, successors, and assigns of the Note secured hereby. The terms of this Mortgage shall bind and inure to the benefit of Mortgagor and Mortgagee, their heirs, personal representatives, successors and assigns.

    7. If any term, provision, covenant, or condition of the Mortgage, or any application thereof should be held by a court of competent jurisdiction to be invalid, void, or unenforceable, all provisions, covenants, and conditions of this Mortgage and all applications thereof not held invalid, or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired, or invalidated thereby.

    8.   a.   The loan secured hereby is granted to the Mortgagor specifically based upon Mortgagor's loan application. The sale, transfer, conveyance, lease, assignment, mortgage, pledge, hypothecation, encumbrance, or other vesting of any direct or indirect interest in, whether voluntary or involuntary, or any attempt or agreement to sell, transfer, convey, lease, assign, mortgage, pledge, hypothecate, encumber, or otherwise vest any direct or indirect interest in, the whole or any portion of the right, title, or interest of Mortgagor in and to the Mortgaged Premises, without the prior written consent of Mortgagee (which consent may be withheld or denied in the sole and absolute discretion of Mortgagee), shall constitute an immediate Event of Default hereunder, whereupon Mortgagee shall have the right, at its option, to declare the indebtedness and all obligations secured hereby (including any applicable prepayment charge or liquidated damages due in connection therewith) immediately due and payable in full irrespective of the maturity date specified in the Note. If any person should obtain a direct or indirect interest in all or any part of the Mortgaged Premises pursuant to the execution or enforcement of any lien, security interests, or other right, whether superior, equal, or subordinate to this Mortgage or the lien hereof, such event (subject, however, to Mortgagor's right to satisfy, bond, or otherwise discharge within the applicable grace period provided by Article III, Subparagraph 4.b., hereof any lien that is filed against the Mortgaged Premises without the consent of Mortgagor) shall be deemed to be a prohibited transfer and an immediate Event of Default hereunder.

         b. The sale, transfer, conveyance, assignment, or any other vesting or disposition of any direct or indirect interest in Mortgagor, the encumbrance, pledge, or hypothecation of any such interest, or any change in the direct or indirect control of Mortgagor shall constitute a conveyance requiring Mortgagee's prior written consent under the provisions of Subparagraph 8.a. above.

         c. The granting of permission for a transferee to assume this Mortgage shall not in any manner be deemed a consent to any subsequent transfer, and Mortgagee shall retain the right to withhold consent to such transfer or subsequent transfers on the terms and conditions stated in Subparagraph 8.a. above.

         d. Notwithstanding the provisions of Article IV, Subparagraph 8.a. hereof, Mortgagee agrees that upon Mortgagor's written request, Mortgagee will consent to a one-time sale and conveyance of the Security by Miami Gardens Associates to a proposed buyer (a "Buyer") provided that all of the following conditions are first fully met: (i) Mortgagee shall have approved of the Buyer's ownership structure, financial strength, creditworthiness, and management capabilities, and Buyer shall have provided Mortgagee with all such organizational documents, financial statements and other information as Mortgagee may require for the purpose of making such determination; (ii) Buyer and its principals shall have assumed in writing personal liability for all of Mortgagor's obligations and liabilities under the Note, this Mortgage, and the Other Loan Documents and the Carveout Indemnification, including, without limitation, the Recourse Obligations described below, whether accruing before or after the transfer (if requested by Mortgagee, Buyer and its principals shall have executed a new Environmental Agreement and Carveout Indemnification); (iii) mortgagee shall have approved the form and substance of all transfer and assumption documents; (iv) Mortgagor shall have paid to Mortgagee a fee equal to one percent (1%) of the then outstanding principal balance of the Note; (v) Mortgagor and/or the Buyer shall have paid all costs and expenses in connection with the conveyance and assumption, including, but not limited to, all documentary stamp and intangible taxes, Mortgagee's attorneys' fees and costs, and any title insurance premiums or costs; (vi) at the time of the conveyance there shall exist no Event of Default under the Note, this Mortgage, or any of the Other Loan Documents or any default under the Carveout Indemnification;
(vii) Mortgagor shall have acknowledged in writing that it will remain personally liable (subject, however, to the provisions of Article IV, Paragraph 15 hereof) under the Note, this Mortgage, and the Other Loan Documents, and Carveout Indemnitors shall have acknowledged in writing that they will remain personally liable in accordance with the terms of the Carveout Indemnification, for all acts, omissions, events, and/or obligations arising, occurring, or accruing in whole or in part, prior to the time of the conveyance or that are caused in whole or in part, directly or indirectly, by any act omission of any of them or any of their respective partners, affiliates, agents or employees, and (viii) Mortgagor and/or the Buyer shall have obtained and paid for an endorsement to Mortgagee's loan policy of title insurance updating the policy through the recordation of the conveyance and assumption documents and insuring that the lien of this Mortgage shall remain a first and prior lien on all of the Mortgaged Premises. It is expressly understood and agreed, however, that Mortgagee shall not be obligated to modify, or to entertain any request from a Buyer for any modification of, this Mortgage or any of the Other Loan Documents.

         e.   Notwithstanding anything to the contrary contained in
Article IV, Subparagraph 8.b. hereof, Mortgagee agrees that upon Mortgagor's written request Mortgagee will consent to any transfer of a general partnership interest in Miami Gardens Associates between Garden Square, GSG Partners, and BMC Garden, provided that all of the following conditions are first fully met:
(i) no such transfer under this Subparagraph e. would result in the withdrawal of BMC Garden as a general partner of Miami Gardens Associates; and (ii) McNutt shall at all times remain the majority shareholder of BMC Garden.

         f. Mortgagor shall pay all out-of-pocket costs and expenses incurred by Mortgagee (including reasonable attorneys' fees and costs) in connection with Mortgagee's review and/or approval of any of the transfers described in the foregoing Subparagraphs 8.d. and 8.e.

    9. In the event that the Mortgagor now or hereafter consists of more than one (1) person, trust, firm, or corporation then, in such an event, all of such persons, trusts, firms, or corporations shall be jointly and severally liable hereunder.

    10. The laws of the State of Florida shall govern the validity, construction, performance, and effect of this Mortgage, without regard to any choice of law principle requiring the application of the law of another jurisdiction. The Mortgagor agrees that the sole and exclusive forum for the determination of any action relating to the validity and enforceability of the Note, this Mortgage, the Other Loan Documents, and any other instruments securing the Note shall be either in an appropriate court of the State of Florida or the applicable United States District Court.

    11. The various rights, options, elections, and remedies of the Mortgagee hereunder shall be cumulative and none of them shall be construed as exclusive of any other, or of any right, option, election, or remedy provided in any agreement or by law.

    12. This Mortgage shall be construed in accordance with the terms hereof without regard to any presumption or other rule requiring construction against the party causing the same to be drafted.

    13. Any notice, demand, request, or consent required or permitted under this Mortgage shall be in writing, and delivered either by (1) hand-delivery,
(2) certified or registered mail, return receipt requested, or (3) overnight express courier, and addressed as the case may be to the Mortgagee at:

         Life Investors Insurance Company of America
         c/o AEGON USA Realty Advisors, Inc.
         4333 Edgewood Road N.E.
         Cedar Rapids, Iowa 52499

and to the Mortgagor at:

         MIAMI GARDENS ASSOCIATES
         c/o Bradley E. McNutt
         Stiles Realty Co.
         6400 North Andrews Avenue
         Ft. Lauderdale, Florida 33309

or to such other address as either of them shall so designate in the manner provided, and the same shall be deemed to have been delivered on the date when hand-delivered, on the day that is three (3) business days after the date when the same is mailed as aforesaid, or one (1) day after the same is deposited with an overnight express courier as aforesaid, except that notice of change of address shall be effective upon receipt of such notice.

    14. All terms of the Revised Mortgage Loan Commitment of Aegon USA Realty Advisors, Inc., dated September 20, 1995, as agent for Mortgagee (the "Commitment"), are hereby incorporated by reference. In the event of any conflict between the terms of the Commitment and this Mortgage and the Other Loan Documents, the terms of this Mortgage and the Other Loan Documents shall prevail. All of the terms and conditions of the Commitment shall survive the execution of this Mortgage and the closing of the loan transaction and remain in full force and effect until the Note is satisfied and all amounts due under this Mortgage or any of the Other Loan Documents are paid in full. The Commitment does not obligate the Mortgagee to make any additional or other loan to Mortgagee, or to release the lien of this Mortgage as to any portion of the Mortgaged Premises.

    15. Notwithstanding any provision contained in this Mortgage to the contrary, except for the Recourse Obligations, as hereinafter defined, Mortgagee shall have no recourse to any property of Mortgagor other than the Security in the event that Mortgagor fails to pay all or any portion of the indebtedness evidenced by the Note or secured or imposed by this Mortgage or any of the Other Loan Documents or fails to perform any of Mortgagor's obligations pursuant to the Note, this Mortgage, or any of the Other Loan Documents (collectively, the "Indebtedness"). Mortgagor (jointly and severally, if more than one) shall have full personal liability for, and shall defend, indemnify, and hold Mortgagee (including its successors and assigns) harmless from, any and all losses, liabilities (including strict liability), damages, fines, penalties, injuries, expenses (including reasonable attorneys' fees and costs, whether incurred prior to or at trial or on appeal or in connection with any bankruptcy, creditors' rights, or other proceedings or collecting upon or enforcing any judgment), costs, and claims of any and every kind whatsoever (together with interest thereon at the Default Rate specified in the Note until paid) paid, incurred, or suffered by, or asserted against, Mortgagee (including its successors and assigns), and caused by any of the following "Recourse Obligations":

         a. Waste to any of the Security (but excluding ordinary wear and tear, unless Mortgagor fails to exercise ordinary care in maintaining the Security).

         b. Fraud or written material misrepresentation by Mortgagor or any of its partners, or any affiliate, partner, officer, director, shareholder, agent, or employee of any of them.

         c. The failure to pay any tax, assessment, ground rent, or lienable imposition or charge (including any interest and penalties thereon) as required under this Mortgage or any of the Other Loan Documents.

         d. The application of any and all tenant security deposits or prepaid rents or other charges (including any interest earned or due thereon) under the leases of any portion of the Security (collectively, the "Deposits") in a manner not specifically authorized by this Mortgage or the Other Loan Documents, or the failure to remit the Deposits to the holder of this Note as required by this Mortgage or any of the Other Loan Documents or by applicable law.

         e. The application in a manner not specifically authorized by this Mortgage and the Other Loan Documents of any condemnation or insurance proceeds from or with respect to the Security collected by or on behalf of Mortgagor, or the unavailability to Mortgagee of condemnation proceeds because a lease of all or any portion of the Security grants a tenant the right (or the tenant otherwise is entitled) to receive a portion of the award for the estate taken (excluding moving expenses, business damages, and damage for the loss of the tenant's leasehold fixtures to the extent that the same are separately awarded to the tenant).

         f. The failure to pay to Mortgagee all Net Revenues (as hereinafter defined) derived from the Security while there exists any uncured Event of Default arising from Mortgagor's failure to pay any sum due under the Note, this Mortgage, or any of the Other Loan Documents (a "Monetary Default"). As utilized herein, the term "Gross Revenues" means all revenues, receipts, proceeds, and income derived from the Security from any source whatsoever, and received by or for the account of Mortgagor while an uncured Monetary Default exists, including, but not limited to, all rent and other charges from tenants or other occupants of the Security, revenue from the operation of the Mortgagor's business or businesses upon the Security, insurance proceeds for a loss of business revenue, receipts from a sale or refinancing of the Security, and any other revenues, receipts, or income derived from the operation of, or generated by, the Security, including, without limitation, casualty insurance and condemnation proceeds. As utilized herein, the term "Operating Expenses" means all reasonable and customary costs and expenses, actually incurred by Mortgagor in cash in the usual and ordinary course of operating, maintaining, and managing the Security while an uncured Monetary Default exists (but expressly excluding
(i) capital expenditures and extraordinary repairs or expenses, (ii) depreciation and amortization, (iii) distributions and payments to Mortgagor, any of Mortgagor's partners, or any of their respective general or limited partners, shareholders, officers, directors, or employees, or any affiliate, subsidiary, or other entity that is controlled by any of them, other than management fees paid to any such person or entity not in excess of three percent (3%) of collected Gross Revenues, (iv) noncash expenditures; and (v) management fees in excess of four percent (4.00%) of Gross Revenues). As utilized herein, the term "Net Revenues" means Gross Revenues less Operating Expenses.

         g. The breach or untruth of any representation, warranty, covenant or agreement made by Mortgagor in any way relating to any environmental matter in this Mortgage or any of the Other Loan Documents or any other document executed in connection with the loan evidenced by the Note, including, without limitation, Article II, Paragraph 29, of this Mortgage, or the failure to perform under any related indemnification, including, without limitation, all obligations, covenants, agreements, representations, warranties, and indemnifications on the part of Mortgagor arising under the Environmental Agreement.

         h. The destruction or removal of any Tangible Property (as defined in the Security Agreement) from the Security in violation of Paragraph 3 of the Security Agreement.

         i. The termination, amendment, or entering into of any lease of all or any portion of the Security in a manner prohibited by this Mortgage or any of the Other Loan Documents.

         j. The willful or grossly negligent violation of any law, ordinance, rule, regulation, or other legal requirement applicable to (i) Mortgagor, (ii) all or any portion of the Security or its use, occupancy, operation, maintenance, improvement, or repair, (iii) the Note, this Mortgage or any of the Other Loan Documents, or any other documents executed in connection therewith, or (iv) the loan evidenced by the Note.

         k. The breach of any of the provisions of this Mortgage or any of the Other Loan Documents prohibiting transfer or further encumbrance of the Security, including, without limitation, those contained in Article III, Paragraph 4.h, of this Mortgage, Article IV, Paragraph 8, of this Mortgage, and Paragraph 2 of the Security Agreement. Mortgagor expressly agrees and acknowledges that, notwithstanding anything to the contrary contained in the Note, this Mortgage, or any of the Other Loan Documents, in the event of a breach of any such provision of the Mortgage or any of the Other Loan Documents Mortgagor shall be fully and personally liable for all principal, interest, prepayment charges, liquidated damages for involuntary prepayment, and all other charges and sums due under the Note, this Mortgage, or any of the Other Loan Documents to the same extent as though the Note, this Mortgage, and the Other Loan Documents contained no limitation on recourse against or liability of Mortgagor.

         Upon the occurrence of any Event of Default the sole remedy of Mortgagee for the recovery of the Indebtedness (other than the Recourse Obligations) will be to realize upon the benefit of the Security provided by this Mortgage and the Other Loan Documents and to pursue its remedies under the Environmental Agreement and the Carveout Indemnification. Upon the occurrence of any such Event of Default, except with respect to the Recourse Obligations and the Environmental Agreement and the Carveout Indemnification, neither Mortgagor nor any of the Carveout Indemnitors or any of their respective assets other than the Security, will be liable for the Indebtedness. Notwithstanding the foregoing, no covenant or agreement contained in the Note, this Mortgage, or any of the Other Loan Documents will constitute a release or impairment of any or all of the Indebtedness, except to the extent expressly provided herein, or of the benefit of the Security provided by the Mortgage and the Other Loan Documents, or preclude the Mortgagee from exercising any right, privilege, or remedy provided by, or otherwise available with respect, to the Note, this Mortgage, any of the Other Loan Documents, or the Carveout Indemnification, including, without limitation, institution of appropriate proceedings to realize upon the Security provided by this Mortgage and the Other Loan Documents. The Recourse Obligations shall be the personal obligations of the Mortgagor and the Carveout Indemnitors, jointly and severally, and the Mortgagee may pursue the Mortgagor and/or any of the Carveout Indemnitors, or any combination of them, for personal liability on the Recourse Obligations, and may obtain a deficiency judgment for the Recourse Obligations in connection with any action to foreclose the Mortgage and/or any or all of the Other Loan Documents.

         Mortgagor agrees that a separate action or actions may be brought and prosecuted against Mortgagor under this Paragraph 15 whether or not an action is brought to foreclose or otherwise enforce this Mortgage or any of the Other Loan Documents. The enforcement of Mortgagor's obligations under this Paragraph 15 shall not be deemed to constitute an action for recovery of any portion of the Indebtedness other than the Recourse Obligations nor for the recovery of a deficiency judgment against Mortgagor following foreclosure of this Mortgage. This Paragraph 15 shall survive (i) the repayment of the Note, (ii) any assumption of the Indebtedness by a successor to Mortgagor, whether or not the assumption was approved or disapproved by Mortgagee and whether or not Mortgagor was otherwise released from liability under this Mortgage and the Other Loan Documents (it is expressly understood and agreed, however, that Miami Gardens Associates shall have no liability for any acts, omissions, events and/or obligations that are conclusively determined to have arisen, occurred, or accrued solely and in their entirety after the time of any conveyance of the Mortgaged Premises that is consented to by the Mortgagee in accordance with the provisions of Article IV, Paragraph 8 hereof and that were not caused, in whole or in part, directly or indirectly, by any act or omission of Miami Gardens Associates or any of its partners, affiliates, agents, or employees), (iii) the conveyance of title to the Security to Mortgagee or any successor or assign of Mortgagee, (iv) the foreclosure of this Mortgage and the vesting of title to the Security in the purchaser at the foreclosure sale, (v) the sale or conveyance of all or any portion of the Security by Mortgagor, and (vi) the release of any portion of the Security from the lien and security interest created by this Mortgage or any of the Other Loan Documents.

    IN WITNESS WHEREOF, the Mortgagor has executed and delivered this Mortgage effective as of the date first stated above.

SIGNATURES WITNESSED BY:     MIAMI GARDENS ASSOCIATES, a New Jersey
                             general partnership

                             By: GARDEN SQUARE ASSOCIATES, L.P., a Delaware limited partnership, doing business in Florida as Garden Square Associates of Delaware, Ltd., as general partner of Miami Gardens Associates

                                  By:  ENGLEWOOD GARDENS, INC., a Florida
                                       corporation, sole general partner
/s/A. F. Buzzetti
-------------------                         By:  /s/ John F. Malhame
Witness                               ----------------------------
                                       John F. Malhame, President
A. F. Buzzetti
-------------------
Printed Name of Witness
                                  (CORPORATE SEAL)
/s/ Marie Cicierllo
-------------------
Witness

Marie Cicierllo
--------------------
Printed Name of Witness
As to Englewood Gardens, Inc.

                             By: GSG PARTNERS III, L.P., a Delaware limited partnership, doing business in Florida as GSG Partners III, Ltd., as general partner of Miami Garden Associates

                                  By:  GSG INVESTORS III, INC., a Delaware
                                       corporation, sole general partner

/s/ Marie Cicierllo
--------------------                        By: /s/ George Hakim
Witness                                     -----------------------
                                            George Hakim, President
M. Cicierllo
--------------------                             (CORPORATE SEAL)
Printed Name of Witness

/s/Barbara Henn
--------------------
Witness

Barbara Henn
--------------------
Printed Name of Witness
As to GSG Investors III, Inc.

                             By: BMC GARDEN SQUARE INVESTMENT, INC., a Florida corporation, as general partner of Miami Garden Associates

/s/ Neil W. Platock                       By: /s/ Bradley E. McNutt
--------------------                         ---------------------------------
Witness                                           Bradley E. McNutt, President

Neil W. Platock
--------------------
Printed Name of Witness
                                       (CORPORATE SEAL)
/s/ Sherrel A. Garrett
------------------------
Witness

Sherrel A. Garrett
------------------------
Printed Name of Witness
As to BMC Garden Square Investment, Inc.

STATE OF NEW JERSEY)
                   )
COUNTY OF BERGEN   )

    THE FOREGOING INSTRUMENT was acknowledged before me this 18th day of December, 1995, by JOHN F. MALHAME, as President of Englewood Gardens, Inc., a Florida corporation, which is the sole General Partner of Garden Square Associates, L.P., a Delaware limited partnership, doing business in Florida as Garden Square Associates of Delaware, Ltd., which is acting in its capacity as a General Partner of Miami Gardens Associates, a New Jersey general partnership, on behalf of the corporation, limited partnership, and the general partnership. He is either personally known to me or has produced_______________as identification.

                             /s/ Laurel Merse
                             ------------------------------
                             Notary Public, State of_______
                             Name Printed:_________________
                             Commission No.:_______________
(Affix Seal)                 My Commission Expires:________


                             LAUREL MERSE
                             NOTARY PUBLIC OF NEW JERSEY
                             My Commission Expires Feb. 17, 1998

STATE OF NEW JERSEY)
                   )
COUNTY OF BERGEN   )

    THE FOREGOING INSTRUMENT was acknowledged before me this 18th day of December, 1995, by GEORGE HAKIM, as President of GSG Investors III, Inc., a Delaware corporation, which is the sole General Partner of GSG Partners III, L.P., a Delaware limited partnership, doing business in Florida as GSG Partners III, Ltd., which is acting in its capacity as a General Partner of Miami Gardens Associates, a New Jersey general partnership, on behalf of said corporation, limited partnership and general partnership. He is either personally known to me or has produced______________ as identification.


                             /s/ Laurel Merse
                             ------------------------------
                             Notary Public, State of_______
                             Name Printed:_________________
                             Commission No.:_______________
    (Affix Seal)             My Commission Expires:________


                             LAUREL MERSE
                             NOTARY PUBLIC OF NEW JERSEY
                             My Commission Expires Feb. 17, 1998


STATE OF FLORIDA       )
                       )
COUNTY OF PALM BEACH   )

    THE FOREGOING INSTRUMENT was acknowledged before me this 19th day of December, 1995 by BRADLEY E. MCNUTT, as President of BMC Garden Square Investment, Inc., a Florida corporation, which is acting in its capacity as a General Partner of Miami Gardens Associates, a New Jersey general partnership, on behalf of said corporation and general partnership. He is either personally known to me or has produced_______________as identification.

                             /s/ Sherrel A. Garrett
                             ---------------------------
                             Notary Public, State of Florida
                             Name Printed:  Sherrel A. Garrett
    (SEAL)                   Commission No.:  CC 199815
                             My Commission Expires:  6/14/96
   (Affix Seal)

                           EXHIBIT "A" - Legal Description



A portion of Tract "A" of "STILES HUNT PLAT", according to the Plat thereof as recorded in Plat Book 138, at Page 85, of the Public Records of Dade County, Florida, being more particularly described as follows:

Commence at the Southwest corner of Section 3, Township 52 South, Range 40 East; thence North 89 degrees 38 minutes 39 seconds East, along the South line of said
Section 3 for 700.53 feet; thence North 02 degrees 35 minutes 29 seconds West, along a line 700 feet East of and parallel with the West line of said Section 3, for 55.04 feet to the POINT OF BEGINNING of the hereinafter described Parcel of Land; said point being the Southeast corner of said Tract "A" of the said Plat of "STILES HUNT PLAT"; thence South 89 degrees 38 minutes 39 seconds West, along a line 55 feet North of and parallel with said South line of said Section 3, said line being the North Right-of-Way line of Miami Gardens Drive (N.W. 186th Street) as shown on the said Plat of "STILES HUNT PLAT", for 180.00 feet thence North 00 degrees 21 minutes 21 seconds West for 30.00 feet thence South 89 degrees 38 minutes 39 seconds West, for 30.00 feet; thence South 00 degrees 21 minutes 21 seconds East for 30.00 feet; thence South 89 degrees 38 minutes 39 seconds West, along a line 55 feet North of and parallel with said South line of said Section 3, said line being the North Right-of-Way line of Miami Gardens Drive (N.W. 186th Street) as shown on the said Plat of "STILES HUNT PLAT", for
300.50 feet, thence North 02 degrees 35 minutes 29 seconds West, along a line
189.89 feet East of and parallel with the West line of said Section 3, for
224.00 feet; thence South 89 degrees 38 minutes 39 seconds West, along a line
278.83 feet North of and parallel with the South line of said Section 3, for
150.00 feet; thence North 02 degrees 35 minutes 29 seconds West, along a line 40 feet East of and parallel with the West line of said Section 3, and said line being the East Right-of-Way line of N.W. 87th Avenue as shown on the said Plat of "STILES HUNT PLAT", for 436.30 feet; thence North 89 degrees 38 minutes 29 seconds East, along a line 55 feet North of and parallel with South line of Tract 43 of "FLORIDA FRUIT LANDS COMPANY'S SUBDIVISION NO. 1", according to the Plat thereof as recorded in Plat Book 2, at Page 17, of the Public Records of Dade County, Florida, said line also being the North line of Tract "A" of said Plat of "STILES HUNT PLAT", for 660.50 feet; thence South 02 degrees 35 minutes 29 seconds East, along a line 700 feet East of and parallel with the West line of said Section 3, for 660.33 feet to the POINT OF BEGINNING.

Said lands lying in Section 3, Township 52 South, Range 40 East, Dade County, Florida.

TOGETHER WITH a perpetual, non-exclusive easement for pedestrian and vehicular ingress and egress and parking over and upon the following described parcel as contained in the certain cross access easement filed May 17, 1990, in Official Records Book 14550, at Page 2602:

The West 149.89 feet of the South 223.83 feet of Tract "A" of "STILES HUNT PLAT" according to the Plat thereof recorded in Plat Book 138, at Page 85, of the Public Records of Dade County, Florida, being more particularly described as follows:

Commence at the Southeast corner of said Tract "A", thence run South 89 degrees 38 minutes 39 seconds West along the South line of said Tract "A", also being the North Right-of-Way line of Miami Gardens Drive, for a distance of 510.50 feet to the Point of Beginning, thence continue South 89 degrees 38 minutes 39 seconds West for a distance of 125.96 feet to a Point of Curvature of a circular curve concave to the Northeast; thence run Northwesterly along the arc of said circular curve, having a radius of 25.00 feet thru a central angle of 87 degrees 45 minutes 52 seconds, for an arc distance of 38.29 feet to a point of tangency; thence run North 02 degrees 35 minutes 29 seconds West along the West line of said Tract "A", also being the East Right-of-Way line of N.W. 87 Avenue, for a distance of 199.96 feet to a point; thence run North 89 degrees 38 minutes 39 seconds East along the North line of the South 223.83 feet of said Tract "A" for a distance of
150.00 feet to point; thence run South 02 degrees 35 minutes 29 seconds East along the East line of the West 149.89 feet of said Tract "A" for a distance of
224.00 feet to the Point of Beginning.

TOGETHER with a perpetual, non-exclusive easement for the purpose of automobile and pedestrian ingress and egress and automobile parking created at Paragraph 1 of the Reciprocal Shopping Center Easement Agreement by and between MIAMI GARDENS ASSOCIATES, a New Jersey partnership, and McDonald's Corporation, a Delaware corporation, dated October 3, 1994, filed October 27, 1994, in Official Records Book 16560, at Page 1778, of the Public Records of Dade County, Florida.

LESS THE FOLLOWING LANDS:

(Out-Parcel "B" Miami Gardens Shopping Center)

A portion of Tract "A" of "STILES HUNT PLAT", according to the Plat thereof as recorded in Plat Book 138, at Page 85, of the Public Records of Dade County, Florida being more particularly described as follows:

COMMENCE at the Southwest corner of Section 3, Township 52 South, Range 40 East; thence North 89 degrees 38 minutes 39 seconds East along the South line of said
Section 3 for 700.53 feet; thence North 02 degrees 35 minutes 29 seconds West for 55.04 feet to a point on the South Line of said Tract "A", said point being the Southeast Corner of said Tract "A", thence South 89 degrees 38 minutes 39 seconds West along the South line of said Tract "A", for 44.04 feet to the Point of Beginning of the hereinafter described Parcel of Land; thence continue South 89 degrees 38 minutes 39 seconds West along said South line of said Tract "A" for 135.96 feet; thence North 00 degrees 21 minutes 21 seconds West for 30.00 feet; thence South 89 degrees 38 minutes 39 seconds West for 26.01 feet; thence North 00 degrees 21 minutes 21 seconds West for 120.00 feet; thence North 89 degrees 38 minutes 39 seconds East for 136.88 feet to a point of curvature of a circular curve to the right, concave Southwesterly; thence Easterly, Southeasterly and Southerly along the arc of said curve, having a radius of
20.00 feet and central angle of 87 degrees 45 minutes 52 seconds, for an arc distance of 30.64 feet to a point of tangency; thence South 02 degrees 35 minutes 29 seconds East for 130.88 feet to the Point of Beginning.

Said lands lying in Section 3, Township 52 South, Range 40 East, Dade County, Florida.

                                     Exhibit "B"

                                 PERMITTED EXCEPTIONS


Taxes and assessments for the year 1996 and subsequent years, which are not yet due and payable.

Terms, conditions and easements set out in Reciprocal Shopping Center Easement Agreement filed October 27, 1994, in Official Records Book 16560, at Page 1778, of the Public Records of Dade County, Florida.

Terms, conditions and easements set out in Grant of Easement in favor of Metropolitan Dade County filed October 27, 1994, in Official Records Book 16560, at Page 1763, of the Public Records of Dade County, Florida.

Conditions and Restrictions set out in Restrictive Covenants filed October 27, 1994, in Official Records Book 16560, at Page 1794, of the Public Records of Dade County, Florida.

Rights of tenants in possession as tenants only under unrecorded written leases as disclosed to Lender in writing.

Lease Agreement dated August 10, 1989, between Centrum G.B. II Corporation and Publix Super Markets, Inc., as amended by Memorandum of Lease filed in Official Records Book 15023, at Page 2034, of the Public Records of Dade County, Florida.

Lease Agreement dated December 18, 1989, between Centrum G.B. II Corporation and Jack Eckerd Corporation filed in Official Records Book 14471, at Page 821, of the Public Records of Dade County, Florida.

The Plat of Stiles Hunt Properties filed in Plat Book 138, at Page 85 reveals the following:

(a) Ten feet utility easement along all boundaries of Tract A.

(b) Signal utility easement in the southwest corner of Tract A.

(c) The utility easements as shown on the Plat are hereby reserved for the installation and maintenance of public utility.

(d) Individual wells should not be permitted within this subdivision except for sprinkler systems, swimming pools or air conditioners.

(e) The use of septic tanks will not be permitted on Tract "A" unless approved for use and in accordance with county and state regulations.

(f) All new electric and communications lines except transmission lines within this subdivision shall be installed under ground.

    (g) The signal utility easement as shown on the southwest corner of Tract A of the Plat is hereby provided for the installation and maintenance of traffic signal equipment and/or street lights.

    (h) The streets and avenues as shown on the Plat together with all existing and future planting, trees, shrubbery and fire hydrants thereon are hereby rededicated to the perpetual use of the public for proper purposes reserving to the dedicators or their successors or assigns, the reversion or reversions thereof whenever discontinued by law.

9. Matters set forth in Paragraph A of Declaration of Restrictive Covenants filed on January 19, 1988, and recorded in Official Records Book 13544, at Page 1658, as supplemented on July 29, 1988 and recorded in Official Records Book 13768, at Page 1457; and as modified on January 9, 1989 and recorded in Official Records Book 13953; at Page 1428, of the Public Records of Dade County, Florida.

10. Agreement for Water, Sanitary Sewage and Sewage Disposal between Centrum G.B. II Corporation and Metropolitan Dade County, filed on October 11, 1989, and recorded in Official Records Book 14285, at Page 3012, amended by Assignment Assumption and Acceptance of Agreement Rights into Stiles Hunt Properties filed on April 9, 1990, and recorded in Official Records Book 14500, at Page 2929, and amended by Assignment, Assumption, and Acceptance of Agreement Rights filed in Official Records Book 16459, at Page 4993, all of the Public Records of Dade County, Florida.

11. Conditions and restrictions set out in Declaration of Restrictive Covenants in Lieu of Unity of Title filed on February 8, 1991 and recorded in Official Records Book 14890, at Page 846, of the Public Records of Dade County, Florida.

12. Conditions and restrictions set out in Declaration of Restrictions filed on May 17, 1990, and recorded in Official Records Book 14550, at Page 2596, of the Public Records of Dade County, Florida.

13. Terms, conditions and easements set out in Cross Access Easement and Operating Agreement between Stiles Hunt Properties and Chevron U.S.A., Inc. filed on May 17, 1990, and recorded in Official Records Book 14550, at Page 2602, of the Public Records of Dade County, Florida.

14. Easement in favor of Florida Power and Light Company filed on August 15, 1991, and recorded in Official Records Book 15153, at Page 435, of the Public Records of Dade County, Florida.

15. Grant of Easement to Metropolitan Dade County filed on October 23, 1991, and recorded in Official Records Book 15242, at Page 1110, of the Public Records of Dade County, Florida.

The following matters of survey as disclosed by that certain survey last updated December 12, 1995, prepared by Leiter & Associates, Inc. and identified as Job No. 89-291, File No. B-1080:

(a) Curb and light pole encroaching ten foot utility easement near the Southeast corner.

(b) Curb and concrete fence encroaching ten foot utility easement along the east property line.

(c) Concrete fence encroaching the ten foot utility easement along the North property line.

(d) Curbs, chain-link fence and french drains encroaching the ten foot utility easement along the west property line.

(e) Fire hydrants, water meters, light poles, water valves and drainage manhole located outside of the recorded easements in various locations throughout the property.

(f) Concrete curbs encroaching on ten foot Florida Power & Light easement in the northeast corner of the property.

(g) Concrete walks, chain link fence and curbs encroaching ten foot Florida Power & Light easement in the northwest corner of the property.

(h) Electric Pad and Southern Bell Pad encroaching outside the ten foot utility easement in the northwest corner of the property.

(i) Curbs encroaching the Sewer System Easement (ORB 15242, page 1110, Dade County Records) in various locations throughout the property.

(j) Curbs encroaching the Water Distribution Easement (ORB 15242, page 1110) in various locations throughout the property.

                                    EXHIBIT "C"

                                     KEY LEASES

1. Lease Agreement dated August 10, 1989, between Centrum G.B. II Corporation and Publix Super Markets, Inc., as amended by Memorandum of Lease filed in Official Records Book 15023, Page 2034, of the Public Records of Dade County, Florida.


2. Lease Agreement dated December 18, 1989, between Centrum G.B. II Corporation and Jack Eckerd Corporation filed in Official Records Book 14471, Page 821, of the Public Records of Dade County, Florida.